UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Adtalem Global Education Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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About Us

#WEAREADTALEM

Adtalem Global Education is a workforce solutions provider and the parent organization of American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Chamberlain University, EduPristine, OnCourse Learning, Ross University School of Medicine, and Ross University School of Veterinary Medicine.

STUDENT FOCUSED

Empowering individuals is the meaning behind our name – Adtalem Global Education. Adtalem (pronunciation: ad TAL em) is Latin for “To Empower.”

MISSION	VISION	PURPOSE

We provide global access to knowledge that transforms lives and enables careers.	To create a dynamic global community of life-long learners who improve the world.	We empower students, members and colleagues to achieve their goals, find success, and make inspiring contributions to our global community.

WE ARE 8 institutions and companies	MORE THAN 6,800 colleagues

WITH A PRESENCE IN 181 different countries	WITH 26 operating campuses

As of June 30, 2020. The number of colleagues above includes more than 4,300 full- and part-time employees and approximately 2,500 independent contractors. Presence in a country indicate employees, students, members or offices.

Message from our Chairman of the Board, President and CEO

October 15, 2020

To Our Shareholders:

Fiscal 2020 was a significant year for Adtalem as we furthered our advancement into a leading workforce solutions provider.

At the beginning of the year, we took a major step to streamline our portfolio with the divestiture of our Brazil assets, further driving significant shareholder value while also fortifying our balance sheet. This transaction enabled us to narrow our focus on providing comprehensive solutions to employers in both medical and healthcare and financial services industries where supply and demand imbalances will drive growth in upskilling, certifications, and degree enrollment.

As the COVID-19 pandemic began to unfold late in our fiscal year, we pivoted quickly and effectively to navigate the ongoing challenges that came with it, leveraging our strong leadership team and existing technological infrastructure to successfully transition to virtual formats and continue driving superior academic outcomes with minimal disruption for learners. With our underlying strengths in online learning modalities, coupled with our ability to employ new and emerging technologies, we enhanced the overall student experience and created positive results across our verticals. We ultimately ended the fiscal year on a strong note, delivering healthy revenue and earnings results despite the unprecedented operating environment brought on by the pandemic.

Our Medical and Healthcare segment demonstrated solid results for the year. Demand for offerings within Chamberlain remain robust and its academic results continue to outperform expectations. More specifically, in the fourth quarter, Chamberlain students achieved a first-time NCLEX pass rate of 92%. The American University of the Caribbean School of Medicine (AUC) and the Ross University School of Medicine (RUSM) saw residency match rates increase, with RUSM now exceeding 95% and AUC reaching 92%. The Ross University of Veterinary Medicine’s (RUSVM) brand awareness efforts have proven effective as applications have further increased. In addition, we continue to focus on investing in superior online instruction and advancing partnerships across the Medical and Healthcare institutions by developing our content for online and virtual instruction in lockstep with our clinical partners.

As the need for nurses, doctors, and veterinarians remains high, our offerings within healthcare are uniquely positioned to address challenges related to the supply-demand imbalance, as we continue to assist our employer partners in providing high quality patient care. Addressing this healthcare worker shortage, while at the same time maintaining our commitment to creating equitable access to education, has long been a cornerstone of Adtalem’s mission. Through partnerships with five HBCUs and four HSIs, as well as our already diverse student population, we are supporting a more diverse workforce within the U.S. healthcare system, and we will continue to strive to provide superior education to help underserved communities and tackle disparities highlighted by the current pandemic.

In response to COVID-19, we worked to accommodate our Medical and Healthcare students, many of whom were working on the frontlines of the virus, by instituting the Care to Pause program within Chamberlain. It has allowed students the ability to temporarily pause their participation in a program and then seamlessly reenter once they are prepared to resume. Emphasizing the well-being of all Adtalem employees, beginning in March 2020, we empowered our workforce to work remotely, leveraging our technological capabilities to ensure our teams could remain productive from any location in the world and continue to collaborate in a safe environment. We have also deployed approximately $8 million of CARES Act funding to nearly 8,000 students as emergency financial support in this time of need. By providing this flexibility and support, we have established our brand as a strong partner not only to employers, but the students we serve as well.

Our Financial Services segment made substantial progress in mitigating downside risk brought on by the pandemic, and also worked to capture new increases in demand. While the Association of Certified Anti-Money Laundering Specialists’ (ACAMS) global conferences were significantly impacted by the COVID-19 pandemic, the team quickly shifted to a virtual conference experience as we launched our 24-hour Virtual Summit to connect the global compliance community and increase accessibility to our conferences in an online format. We are encouraged by the results so far, as this completely digital conference brought in 2,600 paid attendees, 65% of whom had never previously attended an ACAMS conference.

Becker, which faced disruption from the closure of CPA testing centers, continues to work closely with testing organizations to manage through their backlog and launch a first of its kind webinar for incoming students to introduce and walk them through the examination preparation process. OnCourse Learning has shown strong performance improvement as it has ramped up, particularly driven by tailwinds in the current mortgage environment. We continue to see high demand for mortgage loan officer training and have continued to strengthen our virtual delivery format, also driving persistent growth through our strong enterprise relationships.

On behalf of our entire Adtalem Global Education team and Board of Directors, I would like to thank you for your confidence in our mission. We are working to accelerate growth, enhance our operational effectiveness, and invest in academic quality and superior student outcome to drive increased value for shareholders, and we truly appreciate your support as we continue along this journey.

Lisa W. Wardell
Chairman of the Board, President & CEO

2020 Proxy Statement       1

Notice of Annual Meeting of Shareholders

DATE AND TIME	PLACE*	RECORD DATE
November 17, 2020 8:30 a.m. Central Standard Time Online check-in will be available beginning at 8:15 a.m. Central Standard Time. Please allow ample time for the online check-in process.	The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/ ATGE2020.	September 30, 2020

ITEMS OF BUSINESS
Board Voting Recommendation
Proposal No. 1: Elect the directors named in the attached Proxy Statement to serve until the 2021 Annual Meeting of Shareholders	FOR each director nominee
Proposal No. 2: Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm	FOR
Proposal No. 3: Say-on-pay: Advisory vote to approve the compensation of our named executive officers	FOR

Shareholders will also consider such other business as may come properly before the Annual Meeting or any adjournment thereof.

To participate in the 2020 Annual Meeting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

This notice and Proxy Statement, voting instructions, and Adtalem Global Education Inc.’s 2020 Annual Report to Shareholders are being mailed to shareholders beginning on or about October 15, 2020.

Chaka M. Patterson
General Counsel and Corporate Secretary

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	VIRTUALLY
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/ ATGE2020.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 17, 2020. Our Proxy Statement and the Adtalem Global Education Inc. Annual Report for 2020 are available online at www.proxyvote.com or at our investor relations website, http://investors.adtalem.com/.

*

In light of COVID-19, for the safety of all of our people, including our shareholders, and taking into account recent federal, state, and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet.

2       Adtalem Global Education Inc.

Proxy Summary

This summary highlights selected information about the items to be voted on at the annual meeting. It does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

OUR BOARD OF DIRECTORS

Director Nominees

Diverse mix of backgrounds, current and former CEOs, and a former finance executive at a leading global company.

		Director Since	Other Public Company Boards	Committee Memberships
Name and Principal Occupation	Age			ACA	AUD	COM	ER	NG
William W. Burke LEAD INDEPENDENT DIRECTOR President and Founder, Austin Highlands Advisors, LLC	61	2017	1
Donna J. Hrinak INDEPENDENT Senior Vice President, Corporate Affairs, Royal Caribbean Group	69	2018
Georgette Kiser INDEPENDENT Operating Executive, The Carlyle Group	52	2018	3
Lyle Logan INDEPENDENT Executive Vice President and Managing Director, The Northern Trust Company	61	2007	1
Michael W. Malafronte INDEPENDENT Managing Partner, International Value Advisers, LLC and President, IVA Funds	46	2016
Sharon L. O’Keefe INDEPENDENT Retired President, University of Chicago Medical Center	68	2020	1
Kenneth J. Phelan INDEPENDENT Former Chief Risk Officer., U.S. Department of Treasury	61	2020	1
Lisa W. Wardell Chairman of the Board, President and CEO, Adtalem Global Education Inc.	51	2008	1
James D. White INDEPENDENT Retired Board Chair, CEO and President Jamba, Inc.	59	2015	2

Academic Quality Committee	Audit and Finance Committee	Compensation Committee	External Relations Committee	Nominating & Governance Committee	Audit Committee Financial Expert	Committee Chair

2020 Proxy Statement       3

Proxy Summary

Board Highlights

BOARD INDEPENDENCE

88.9%
of our current directors are independent, including our lead independent director (“Lead Independent Director”), each of our five committees are composed entirely of independent directors, and our CEO is the only member of management who serves as a director

TENURE

AGE

BOARD DIVERSITY

SKILLS AND EXPERIENCE

4       Adtalem Global Education Inc.

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

Shareholder Engagement

We conduct regular outreach and engagement with our shareholders and value their insight and feedback.

OUR OUTREACH
We reached out to our shareholders representing approximately 80% of shares owned.

Recent Enhancements

Our Board continually monitors best practices in corporate governance and, consistent with feedback from shareholders and other stakeholders, has taken the following actions in recent years:

2020

●Continued to refresh our Board by adding two new directors with significant expertise in healthcare and financial services
●Amended the charter of our External Relations Committee to clarify its responsibilities for oversight of our sustainability strategy, including environmental and social policies

2019

●Appointed a Lead Independent Director when our CEO was appointed as our Chairman of the Board
●Enhanced our proxy statement to focus on disclosures in key areas of investor interest
●Increased stock ownership requirements for our Chief Operating Officer and other executive officers

2018

●Broadened our shareholder outreach program and increased Board involvement

2017

●Adopted proxy access (3%, 3 years, group up to 20 shareholders, greater of 2 directors or 20%)
●Amended By-Laws to provide for majority voting with plurality carve out for contested elections
●Approved Director resignation requirement upon change of principal job responsibilities
●Added a Lead Independent Director requirement when our Chairman of the Board is not independent
●Adopted outside Board service limits

2016

●Established policy allowing shareholders owning 25% of our outstanding Common Stock to call a special meeting

2015

●Declassified Board

2020 Proxy Statement       5

Proxy Summary

Ongoing Best Practices

BOARD COMMITTEES

✓We have five Board committees – Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance
✓The Chair of each committee, in consultation with the committee members, determines the frequency and length of committee meetings
✓Our Board and each of its committees are authorized to retain independent advisors at Adtalem’s expense

DIRECTOR STOCK OWNERSHIP

✓60% of our non-employee directors’ annual compensation (excluding fees for other additional roles) is in the form of restricted stock units (“RSUs”)
✓Our non-employee directors (other than those who are affiliated with our shareholders) are subject to a policy requiring their ownership of shares with a value equal to or in excess of three times their annual retainer

CONTINUOUS IMPROVEMENT

✓New directors receive a tailored, two-day, live training program about Adtalem and its institutions from management
✓Our directors are encouraged to participate in director-oriented training programs
✓The Board annually undergoes a self-assessment process to critically evaluate its performance at a committee and Board level

COMMUNICATION

✓Our Board promotes open and frank discussions with senior management ✓Our directors have access to all members of management

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

●	Strong linkage of pay to individual, institutional, and financial performance
●	Balanced compensation program aligning performance to interests of shareholders, students, and other stakeholders

Our Compensation Framework

2020 COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)		Reflect experience, market competition and scope of responsibilities	Reviewed Annually	Assessment of performance in prior year	●Represents 16% and 28% of Total Direct Compensation for the CEO and other NEOs (on average), respectively.

Annual Incentive (cash)	MIP	Reward achievement of short-term operational business priorities	1 year	●Revenue* ●Adjusted Earnings Per Share* ●Individual Goals	●Represents 17% and 20% of Total Direct Compensation for the CEO and other NEOs (on average), respectively.

Long Term Incentive (equity)	Stock Options	Reward stock price growth and retain key talent	4 year ratable	●Stock price growth	●Represents 40% of NEO LTI
	RSUs	Align interests of management and shareholders, and retain key talent			●Represents 20-30% of NEO LTI
	ROIC PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year	●ROIC	●Represents 30-40% of NEO LTI
	FCF PSUs			●FCF per share

*	A portion of the MIP payout for executive leadership of business segments and business units is also based on the revenue and operating income at such executive’s business segment or business unit.

2020 Proxy Statement       7

Proxy Summary

SUSTAINABILITY AND COMMUNITY RELATIONS

Adtalem is committed to a holistic approach to our communities, providing quality learning and working opportunities, caring for the places where we operate, and conducting our business in a transparent and responsible manner. We advanced our environmental, social, and governance (“ESG”) strategy during fiscal year 2020, and remained steadfastly focused on our overarching philosophy of stewardship.

ADTALEM GLOBAL EDUCATION SUSTAINABILITY STRATEGY

Adtalem’s environmental, social and governance practices support our purpose – to empower students and members to achieve their goals, find success and make inspiring contributions to our global community. Adtalem aims to empower and enhance the communities in which we teach, learn, and work by operating sustainably, maintaining responsible governance standards, and supporting our global community.

Environmental Practices	Social Practices	Governance Practices

We launched a multi-year environmental initiative after completing our energy audits. We have established three strategic goals to define our Energy Conservation Measures and Green House Gas reduction activities through 2024. These initiatives have already resulted in reductions in energy and water usage. Adtalem has also implemented various initiatives to reduce waste and protect the ecosystems surrounding our offices and campuses.

Our TEACH values—Teamwork, Energy, Accountability, Community, and Heart—shape how we work together to fulfill our promise to students, members, and each other. Over the course of the last fiscal year, Adtalem created diversity and inclusion task forces at its healthcare and medical institutions. These taskforces are addressing racism as a public health crisis and are committed to continuously reviewing the components of our educational programs, systems and processes to ensure we are addressing systemic bias within our institutions, as well as partnering with organizations that share our values to collectively address these challenges and have an intentional impact on the broader healthcare industry.

Since 2016, under the leadership of Lisa Wardell, our Chairman and CEO, we have notably increased female and multicultural representation on our Board. We continue to engage in active Board refreshment and added two new directors in 2020 who bring significant healthcare and financial services expertise.

Community Investment	COVID-19 Relief Efforts	Empower Scholarship Fund

We contribute to the well-being of local communities through support of philanthropic organizations and student, faculty, and employee volunteer efforts. Through corporate giving efforts, Adtalem provided $339,000 to 70 global community and civic partners in fiscal year 2020. Independent from the corporate giving efforts, the Adtalem Global Education Foundation awarded 20 grants totaling $739,000.

As COVID-19 impacted communities worldwide, Adtalem institutions provided more than 200,000 medical supplies and personal protective equipment, including N95 masks, gowns, gloves, and sanitizer to healthcare systems across the United States. In the Caribbean, Adtalem and its institutions donated nearly $100,000 in medical supplies and grants to local organizations helping with the communities’ relief efforts.

The Empower Scholarship Fund increased its total dollars and number of recipients by awarding $601,449 in scholarships to 228 students. The fund strives to help keep education within reach by providing financial support to qualifying students. Established in 2000, the fund provides scholarships (restricted and unrestricted) to current students, especially those with the greatest need who have established a successful academic track record.

8        Adtalem Global Education Inc.

Proxy Summary

DIVERSITY AND INCLUSION

At Adtalem, we are committed to driving diversity at the top and creating an inclusive culture throughout the organization. To us, diversity and inclusion needs to be intentional to be impactful. We don’t just welcome differences, we celebrate them. In fact, we believe bringing together diverse teams and innovative ideas is the best way to serve our diverse students and members, and we work collaboratively, committed to the idea that inclusion leads to innovation and high performance.

BOARD DATA	LEADERSHIP DATA
The composition of our Board reflects our intentional approach to diversity.	The Adtalem senior leadership team is over 75% diverse when considering gender and ethnicity.

EMPLOYEE DATA	STUDENT DATA
Our global employee base is predominantly female and includes a strong minority representation.	The student population at our Title IV institutions is similarly diverse in gender and ethnicity.

Please note: Board data is as of October 12, 2020; leadership and employee data is as of June 30, 2020 and represents those who chose to report. Student data is for fall 2019 enrollment at Adtalem’s Title IV institutions.

2020 Proxy Statement       9

1	MESSAGE FROM OUR CHAIRMAN OF THE BOARD, PRESIDENT AND CEO
2	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
3	PROXY SUMMARY
3	Our Board of Directors
4	Board Highlights
5	Corporate Governance Highlights
7	Executive Compensation Highlights
8	Sustainability and Community Relations
9	Diversity and Inclusion
11	PROPOSAL NO. 1 ELECTION OF DIRECTORS
12	Board Composition
21	Director Nominating Process
21	Board Succession Planning
23	Board Structure and Operations
27	Key Board Responsibilities
30	Board Practices and Policies
31	Director Compensation
33	PROPOSAL NO. 2 RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
33	Selection and Engagement of Independent Registered Public Accounting Firm
33	Pre-Approval Policies
34	Audit Fees and Other Fees
35	Audit and Finance Committee Report
37	PROPOSAL NO. 3 SAY-ON-PAY: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“NEOs”)
37	Compensation Discussion & Analysis
56	Compensation Committee Report
57	EXECUTIVE COMPENSATION TABLES
57	2020 Summary Compensation Table
59	2020 Grants of Plan-Based Awards
61	2020 Outstanding Equity Awards at Fiscal Year-End
63	2020 Options Exercises and Stock Vested
63	2020 Nonqualified Deferred Compensation
64	Deferred Compensation Plan
64	2020 Potential Payments Upon Termination or Change-In-Control
67	CEO Pay Ratio
68	VOTING SECURITIES AND PRINCIPAL HOLDERS
68	Equity Compensation Plan Information
68	Security Ownership of Certain Beneficial Owners
69	Security Ownership by Directors and Executive Officers
70	ADDITIONAL INFORMATION
70	Voting Instructions
71	Voting Information
72	Proxy Solicitation
73	Shareholder Proposals for 2021 Annual Meeting
73	Availability of Form 10-K
73	Householding
73	Other Business
A-1	APPENDIX A – SUMMARY OF SPECIAL ITEMS EXCLUDED FOR PERFORMANCE ASSESSMENT

10       Adtalem Global Education Inc.

PROPOSAL NO. 1 Election of Directors

The Board has nominated all of Adtalem’s nine sitting directors and recommends their re-election, each for a term to expire at the 2021 Annual Meeting. All of the nominees have consented to serve as directors if elected at the Annual Meeting.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of William W. Burke, Donna J. Hrinak, Georgette Kiser, Lyle Logan, Michael W. Malafronte, Sharon L. O’Keefe, Kenneth J. Phelan, Lisa W. Wardell, and James D. White as directors unless otherwise specified in such proxy. A proxy cannot be voted for more than nine persons. In the event that a nominee becomes unable to serve as a director, the proxy committee (appointed by the Board) will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.

Each nominee for election as a director is listed below, along with a brief statement of his or her current principal occupation, business experience and other information, including directorships in other public companies held as of the date of this Proxy Statement or within the previous five years. Under the heading “Relevant Experience,” we describe briefly the particular experience, qualifications, attributes, or skills that led to the conclusion that these nominees should serve on the Board. As explained below under the caption “Director Nominating Process,” the Nominating & Governance Committee looks at the Board as a whole, attempting to ensure that it possesses the characteristics that the Board believes are important to effective governance.

Approval by Shareholders

The election of each of the nine nominees for director listed below requires the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Adtalem maintains a majority voting standard for uncontested elections (where the number of nominees is the same as the number of directors to be elected), so for a nominee to be elected as a member of the Board, the nominee must receive the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Shareholders may not cumulate their votes in the election of directors. If a nominee for re-election fails to receive the requisite majority vote where the election is uncontested, such director must promptly tender his or her resignation to Adtalem’s Chairman, CEO and President or Adtalem’s General Counsel and Corporate Secretary, subject to acceptance by the Board.

Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees identified above.

The Board of Directors recommends a vote FOR each of the nominees identified above.

2020 Proxy Statement     11

Proposal No. 1 Election of Directors

BOARD COMPOSITION

Director Nominees

William W. Burke, Lead Independent Director President and Founder, Austin Highlands Advisors, LLC Age: 61 Director since: 2017 Committees: Audit and Finance (Chair) Compensation

Career Highlights

Mr. Burke has been a director of Adtalem since January 2017. He has served as our Lead Independent Director since July 2019. Since November 2015, Mr. Burke has served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services. He served as Executive Vice President & Chief Financial Officer of IDEV Technologies, a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, a diversified orthopedic device company which was sold to The Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From 2001 to 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company.

Mr. Burke received his bachelor’s degree in Finance from The University of Texas at Austin and an MBA from The Wharton School of the University of Pennsylvania.

Board Service

Mr. Burke has served on numerous public and private company boards including serving as a lead independent director. He has served on the board of Tactile Systems Technology, Inc. (Nasdaq: TCMD) since 2015 and serves on its audit committee and as the chair of its compensation and organization committee. He previously served on the board of Invuity, Inc. (acquired by Stryker Corp. in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in July 2016), and Medical Action Industries (acquired by Owens & Minor in October 2014).

Relevant Experience

Mr. Burke’s experience as a senior executive and board member of multiple public companies, and his extensive understanding of financing, acquisition and operating strategy, enhances the Board’s capabilities from both a strategic and governance perspective.

12     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Donna J. Hrinak, Independent Senior Vice President, Corporate Affairs, Royal Caribbean Group Age: 69 Director since: 2018 Committees: Audit and Finance Nominating & Governance

Career Highlights

Ms. Hrinak has been a director of Adtalem since October 2018. Ms. Hrinak has served as Senior Vice President, Corporate Affairs, Royal Caribbean Group since August 2020. Previously she served as President of Boeing Latin America (2011-2020) where she opened Boeing’s first three offices in the region and oversaw all aspects of operations, from commercial and defense product sales to research and technology. She came to Boeing from her role as Vice President Global Public Policy and Governmental Affairs/Vice President for Public Policy at PepsiCo (2008-2011) and also held a role at Kraft Foods (2006-2008), where she managed the Latin American and European Corporate Affairs teams. Prior to that, she served as a Senior Counselor for Trade and Competition at the law firm of Steel Hector & Davis and held a role with the strategic advisory firm of Kissinger McLarty Associates.

Before entering the private sector, Ms. Hrinak was a career officer in the U.S. Foreign Service, and served as U.S. Ambassador in Brazil, Venezuela, Bolivia, and the Dominican Republic, as well as Deputy Assistant Secretary in the State Department.

She holds a bachelor’s degree in Multidisciplinary Social Science from Michigan State University and also attended The George Washington University and the University of Notre Dame School of Law.

Relevant Experience

Ms. Hrinak’s extensive experience at the senior level in both the public and private sectors overseeing complex multi-cultural organizations brings insight to the Board directly applicable to the organization’s international scope.

2020 Proxy Statement     13

Proposal No. 1 Election of Directors

Georgette Kiser, Independent Operating Executive, The Carlyle Group Age: 52 Director since: 2018 Committees: External Relations (Chair) Nominating & Governance

Career Highlights

Ms. Kiser has been a director of Adtalem since May 2018. She is an Operating Executive at The Carlyle Group where she is advising across the firm and in particular, the firm’s Global Technology and Solutions organization and previously served as Managing Director and Chief Information Officer. Prior to her role at The Carlyle Group, she was in various executive roles at T. Rowe Price from 1996 to 2015, including Vice President and Head of Enterprise Solutions and Capabilities. She was a Senior Systems Analyst at United States Fidelity and Growth Insurance Information Systems from 1995 to 1996. She was a consultant and Software Engineer at Martin Marietta Management Data Systems from 1993 to 1995, and a Software Design Engineer in the Aerospace Division of the General Electric Company from 1989 to 1993.

She received a bachelor’s degree in Mathematics with a concentration in Computer Science from the University of Maryland, a M.S. in Mathematics from Villanova University, and an MBA from the University of Baltimore.

Board Service

Starting in 2019, Ms. Kiser has served on the boards of Aflac (NYSE: AFL), a leading supplemental insurer, and Jacobs (NYSE: JEC), a leading, global professional services company. Ms. Kiser has served on the board of NCR Corporation (NYSE: NCR) since February 2020. She serves on the compensation committee for Aflac and the compensation committee and nominating and corporate governance committee for Jacobs.

Relevant Experience

Ms. Kiser’s experience in information technology at the senior leadership level in organizations with an international reach brings expertise to Adtalem which will enhance both the Board’s oversight of its business as well as Adtalem’s internal technology matters.

14     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Lyle Logan, Independent Executive Vice President and Managing Director, The Northern Trust Company Age: 61 Director since: 2007 Committees: Academic Quality (Chair) External Relations Compensation

Career Highlights

Mr. Logan has been a director of Adtalem since November 2007. Mr. Logan has been Executive Vice President and Managing Director, Global Financial Institutions Group of The Northern Trust Company since 2009. He previously served as Senior Vice President and Head of Chicago Private Banking within the Personal Financial Services business unit of The Northern Trust Company from 2000 to 2005. Prior to 2000, he was Senior Vice President in the Private Bank and Domestic Portfolio Management Group at Bank of America.

Mr. Logan received his bachelor’s degree in Accounting and Economics from Florida A&M University and his Master’s Degree in Finance from the University of Chicago Graduate School of Business.

Board Service

Mr. Logan has served as a director of Heidrick & Struggles International Inc. (Nasdaq: HSII), an international executive search firm, since 2015. In addition to being the lead independent director at Heidrick & Struggles International Inc., he also serves on its audit and finance committee and nominating and board governance committee.

Relevant Experience

Mr. Logan’s experience in senior leadership positions with leading banking and investment management organizations adds perspective and an understanding of global investment markets to the Board’s consideration of finance and investment management matters.

2020 Proxy Statement     15

Proposal No. 1 Election of Directors

Michael W. Malafronte, Independent Managing Partner, International Value Advisers and President of IVA Funds Age: 46 Director since: 2016 Committees: Compensation (Chair) Audit and Finance

Career Highlights

Mr. Malafronte has been a director of Adtalem since June 2016. Mr. Malafronte is a Founding Partner of International Value Advisers, LLC (“IVA”) and serves as Managing Partner. He is responsible for overseeing all aspects of IVA, including company strategy and managing resources. He also serves as President of IVA Funds. Prior to founding IVA in 2007, Mr. Malafronte was a Senior Vice President at Arnhold and S. Bleichroeder Advisers, LLC where he worked for two years as a senior analyst for the First Eagle Funds, owned by Arnhold & S. Bleichroeder Advisers, LLC. There he worked under Charles de Vaulx and Jean-Marie Eveillard within the Global Value Group for the value funds, including the First Eagle Overseas, Global, U.S. Value Funds as well as the offshore funds, inclusive of the Sofire Fund Ltd. Similarly, he was responsible for covering the oil and gas, media, real estate, financial services, and retail industries on a global basis, as well as companies within the United Kingdom, Germany, and Japan. Moreover, Mr. Malafronte was responsible for covering the larger names within the portfolio such as Pargesa Holdings, ConocoPhillips, Petroleo Brasileiro, SK Corp., News Corp., Dow Jones, and Comcast.

Prior to the First Eagle Funds, Mr. Malafronte worked for nine years as a Portfolio Manager at Oppenheimer & Close, a dually-registered broker dealer and investment adviser; an adviser on three domestic hedge funds, one offshore partnership and a registered investment adviser and broker dealer. While at Oppenheimer & Close, Mr. Malafronte assisted in the launch of a domestic hedge fund in 1996 and an offshore partnership in 1998. Mr. Malafronte was responsible for all facets of portfolio management for the investment partnerships, including idea generation, in-depth research, and stock selection. In addition to that, he was also responsible for hiring and training both operations staff and research analysts.

Mr. Malafronte earned his bachelor’s degree in Finance from Babson College.

Board Service

Mr. Malafronte currently serves as a director of IVA Fiduciary Trust. Mr. Malafronte previously served on the boards of two publicly traded companies: Bresler & Reiner Inc. (2002-2008) and Century Realty Trust (2005-2006).

Relevant Experience

Mr. Malafronte’s experience as a financial analyst covering institutions globally, and as a founder of a global investment firm, provides the Board with a firm understanding of Adtalem’s shareholders’ perspective and deeply informs Adtalem’s financial planning.

16     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Sharon L. O’Keefe, Independent Retired President, University of Chicago Medical Center Age: 68 Director since: 2020 Committees: Academic Quality External Relations

Career Highlights

Ms. O’Keefe served as the President of the University of Chicago Medical Center from February 2011 through July 2020. From April 2009 through February 2011, Ms. O’Keefe served as President of Loyola University Medical Center. Prior to her role at Loyola, she served from July 2002 to April 2009 as Chief Operating Officer for Barnes Jewish Hospital, a member of BJC Healthcare, St. Louis. In addition, Ms. O’Keefe has served in a variety of senior management roles at The Johns Hopkins, Montefiore Medical Center, University of Maryland Medical System, and Beth Israel Deaconess Medical Center in Boston, a teaching affiliate of Harvard Medical School. She has also served as a healthcare consultant with Ernst & Young. In addition, Ms. O’Keefe has served on the National Institutes of Health Advisory Board for Clinical Research, the Finance Committee of the National Institutes of Health Advisory Board, the Board of Trustees of the Illinois Hospital Association, and an Examiner for the Malcolm Baldridge National Quality Award. Ms. O’Keefe holds a M.S. degree in Nursing from Loyola University of Chicago and a B.S. degree in Nursing from Northern Illinois University.

Board Service

Since 2012 Ms. O’Keefe has served as a director of Vocera Communications Inc. (NYSE: VCRA), a provider of clinical communications and workforce solutions, where she is a member of the compensation committee. Ms. O’Keefe previously served on the board of Aviv Reit Inc. from 2013 through 2015.

Relevant Experience

Ms. O’Keefe’s leadership roles at University of Chicago Medical Center and formerly Loyola University of Chicago Medical Center provides the Board with valuable perspectives to serve the needs of Adtalem’s employer partners and drive superior student outcomes for our healthcare and medical students and graduates.

2020 Proxy Statement     17

Proposal No. 1 Election of Directors

Kenneth J. Phelan, Independent Former Chief Risk Officer, United States Department of Treasury Age: 61 Director since: 2020 Committees: Compensation External Relations

Career Highlights

Mr. Phelan served as the first Chief Risk Officer for the United States Department of Treasury (“Treasury”) from 2014 to 2019. As Chief Risk Officer of the Treasury, he was responsible for establishing and building the Treasury’s Office of Risk Management to provide senior Treasury and other administration officials with analysis of key risks including credit, market, liquidity, operational, governance, and reputational risk. From 2018 to 2019, Mr. Phelan also served as Acting Director for the Office of Financial Research, an independent bureau within the Treasury charged with supporting the Financial Stability Oversight Council and conducting research about systemic risk. Prior to joining the Treasury, Mr. Phelan served as the chief risk officer for RBS America from 2011 to 2014, as chief risk officer for Fannie Mae from 2009 to 2011, and as chief risk officer for Wachovia Corporation from 2008 to 2009. Earlier in his career, Mr. Phelan held a variety of senior risk roles at JPMorgan Chase, UBS, and Credit Suisse. Mr. Phelan holds a bachelor’s degree in Business Administration and Finance from Old Dominion University, a M.S. in Economics from Trinity College, and a J.D. from Villanova University.

Board Service

Since 2019 Mr. Phelan has served as a director of Huntington Bancshares, Inc. (NASDAQ. HBAN), a regional bank holding company whose primary subsidiary is The Huntington National Bank. Mr. Phelan is a member of Huntington’s risk oversight and compensation committees.

Relevant Experience

Mr. Phelan’s expansive financial and risk management experience adds valuable perspective as we enhance and expand our global financial services offerings to serve customers’ governance, risk, and compliance needs.

18     Adtalem Global Education Inc.

 Proposal No. 1 Election of Directors

Lisa W. Wardell, Chief Executive Officer Chairman of the Board, President and CEO, Adtalem Global Education Age: 51 Director since: 2008

Career Highlights

Ms. Wardell has been a director of Adtalem since November 2008 and was appointed as the President and CEO of Adtalem in 2016 and Chairman of the Board in 2019. Ms. Wardell was previously the Executive Vice President and Chief Operating Officer of The RLJ Companies (“RLJ”), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, media and entertainment, and gaming industries for 12 years. In her role at RLJ, Ms. Wardell closed $40 million in automotive dealership acquisitions and served as the Executive Vice President of RML Automotive, the 19th largest automotive dealership group in the U.S., and served on the Board of Naylor, Inc., an RLJ Equity Partners’ portfolio company. In addition, Ms. Wardell served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. In 2010, Ms. Wardell served as the Chief Financial Officer of a special purpose acquisition company that formed RLJ Entertainment, Inc., where she subsequently served as a director. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services, and outsourcing company. From 1994 to 1996, Ms. Wardell was an attorney with the Federal Communications Commission where she worked in the commercial wireless division.

Ms. Wardell received her undergraduate bachelor’s degree in Political Science and African studies from Vassar College, her J.D. degree from Stanford University, and her Master’s Degree in Finance and Entrepreneurial Management from The Wharton School of Business at the University of Pennsylvania.

Among numerous recognitions, she was recently selected by Black Enterprise magazine as one of the “300 Most Powerful Executives in Corporate America” (2017) and has been featured on Savoy Magazine’s™ Power 300: Most Influential Black Corporate Directors list (2017 and 2016). Ms. Wardell is often featured for her strategic insights by media outlets, including Bloomberg, Fortune, Politico, Investor’s Business Daily, Inside Higher Ed, and the Chronicle of Higher Education, among others.

Board Service

In addition to her work at Adtalem, Ms. Wardell serves on the boards for Lowe’s Companies, Inc. (NYSE: LOW), a Fortune 50 home improvement company, since 2018; and THINK450, the innovation engine of the National Basketball Players Association, supporting NBA players and their development away from the game, since 2018. She is also a member of The Business Council, the Executive Leadership Council, CEO Action for Diversity and Inclusion and the Fortune CEO Initiative. Ms. Wardell served on the board of directors of Christopher and Banks, Inc. from 2011 to 2017. She also served as a director of RLJ Entertainment, Inc. from 2012 to 2015.

Relevant Experience

Ms. Wardell’s role as CEO of Adtalem, which gives her deep and current knowledge of Adtalem’s academic and business operations and strategy, makes her an essential member of the Board. Additionally, her experience as a senior business executive in private equity, operations, and strategy and financial analysis, including mergers and acquisitions, together with her previous experience with a federal regulatory agency, give her important perspectives on the issues that come before the Board. These include business, strategic, financial, and regulatory matters.

2020 Proxy Statement      19

Proposal No. 1 Election of Directors

James D. White, Independent Retired Chairman, CEO and President, Jamba, Inc. Age: 59 Director since: 2015 Committees: Nominating & Governance (Chair) Academic Quality

Career Highlights

Mr. White has been a director of Adtalem since June 2015. In 2016, he retired from his role as Board Chair, President and CEO of Jamba, Inc., where he successfully led the company turnaround and the transformation of Jamba Juice from a made-to-order smoothie shop to a healthy active lifestyle brand with over 850 retail locations globally. Prior to Jamba, Inc., Mr. White served as Senior Vice President of Consumer Brands at Safeway, Inc. from 2005 to 2008. Prior to Safeway, Mr. White served as Senior Vice President of Business Development, North America at the Gillette Company from 2002 to 2005. He also served in executive positions at Nestle Purina from 1987 to 2005, including Vice President, Customer Interface Group from 1999 to 2002. Mr. White began his career at the Coca-Cola Company.

Mr. White received his MBA from Fontbonne University and holds a bachelor’s of science degree from the University of Missouri, Columbia and was a 2018 Fellow in Stanford’s Distinguished Careers Institute.

Board Service

Mr. White joined the board of Medallia, Inc. (NYSE:MDLA), a customer experience management company in June 2020, where he serves on the audit committee. Mr. White has also served on the board of The Simply Good Foods Company (Nasdaq: SMPL), a food company, since 2019, where he serves on the nominating and corporate governance committee. He previously served as board chair of Jamba, Inc. from December 2008 until January 2016. He was a director of Daymon Worldwide, Inc. from February 2010 until March 2017 and was appointed as board chair in 2016. He served on the board of Panera Bread from January 2016 until July 2017. Mr. White also served on the board of CallidusCloud from 2016 to 2018, and on the board of Hillshire Brands Company and Keane Inc. He currently serves on the board of Panera Bread Company (a subsidiary of JAB Holdings), a private restaurant company, and Schnucks Markets, Inc., a private grocery company.

Relevant Experience

Mr. White brings to the Board a background in marketing and strategic planning, gained in senior business leadership roles with Jamba, Inc., Safeway, Inc., and The Gillette Company, Inc. His global leadership experience also adds important perspectives to matters that come before the Board.

20     Adtalem Global Education Inc.

 Proposal No. 1 Election of Directors

DIRECTOR NOMINATING PROCESS

The Nominating & Governance Committee is responsible for making recommendations of nominees for directors to the Board. The Nominating & Governance Committee’s goal is to put before our shareholders candidates who, with the incumbent directors, will constitute a board that has the characteristics necessary to provide effective oversight for the growing, complex, global educational operations of Adtalem and reflects the broad spectrum of students and members that Adtalem serves. The Nominating & Governance Committee seeks a diversity of thought, background, experience, and other characteristics in its candidates. To this end, Adtalem’s Governance Principles provide that nominees are to be selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest, and such other relevant factors that the Nominating & Governance Committee considers appropriate in the context of the interests of Adtalem, its Board and its shareholders.

BOARD SUCCESSION PLANNING

We are committed to ensuring that our Board represents the right balance of experience, tenure, independence, age, and diversity. Additionally, our Governance Principles provide that a director is required to retire from our Board when he or she reaches the age of 72, although on the recommendation of the Nominating & Governance Committee, our Board may waive this requirement if a waiver is in the best interests of Adtalem. Over the last five years, our Nominating & Governance Committee has led the gradual transformation of our Board, with seven of our nine directors joining the Board since 2015.

When considering nominees, the Nominating & Governance Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least two of, the following characteristics or expertise in the following areas:

●	Leadership
●	Strategic vision
●	Business judgment
●	Management experience
●	Experience as a CEO or similar function
●	Experience as a CFO or accounting and finance expertise
●	Industry knowledge
●	Healthcare, medical, and related education and services
●	Education sector and accreditation
●	Financial services
●	Mergers, acquisitions, joint ventures, and strategic alliances
●	Public policy experience, particularly in higher education
●	Regulatory experience
●	Human capital management and/or compensation expertise
●	Global markets and international experience
●	Corporate governance

BOARD REFRESHMENT

ANNUAL PROCESS FOR NOMINATION

1	Identify Candidates
●Directors ●Management ●Shareholders ●Independent Search Firm
2	Nominating & Governance Committee Review
●Review qualifications ●Consider diversity ●Examine Board composition and balance ●Review independence and potential conflicts ●Meet with potential nominees
3	Recommend Slate

4	Full Board Review and Nomination

5	Shareholder Review and Election

2020 Proxy Statement     21

Proposal No. 1 Election of Directors

The Nominating & Governance Committee has implemented this policy by evaluating each prospective director nominee as well as each incumbent director on the criteria described above, and in the context of the composition of the full Board, to determine whether she or he should be nominated to stand for election or re-election. In screening director nominees, the Nominating & Governance Committee also reviews potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

IDENTIFICATION AND CONSIDERATION OF NEW NOMINEES

In identifying potential nominees and determining which nominees to recommend to the Board, the Nominating & Governance Committee has retained the advisory services of Russell Reynolds Associates, an international executive search firm. In connection with each vacancy, the Nominating & Governance Committee develops a specific set of ideal characteristics for the vacant director position. The Nominating & Governance Committee looks at director candidates that it has identified and any identified by shareholders on an equal basis using these characteristics and the general considerations identified above.

SHAREHOLDER NOMINATIONS

The Nominating & Governance Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the advance notice process for shareholder nominations identified in the By-Laws. Under this process, all shareholder nominees must be submitted in writing to the attention of Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 2800, Chicago, IL 60661, not less than 90 days prior to the anniversary of the immediately preceding annual meeting of shareholders. As a result, a shareholder nomination must be submitted by August 19, 2021. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy) and shall also include, among other things, the following information:

●	the name and address, as they appear on Adtalem’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;
●	the number of shares of Adtalem’s Common Stock which are beneficially owned by such shareholder or beneficial owner or owners;
●	a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;
●	the name and residence address of the person or persons to be nominated;
●	a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;
●	such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would otherwise be required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and
●	the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected.

In addition to candidates submitted through this advance notice By-Law process for shareholder nominations, shareholders may also request that a director nominee be included in Adtalem’s proxy materials in accordance with the proxy access provision in the By-Laws. Any shareholder or group of up to 20 shareholders holding both investment and voting rights to at least 3% of Adtalem’s outstanding Common Stock continuously for at least three years may nominate the greater of (i) two or (ii) 20% of the Adtalem directors to be elected at an annual meeting of shareholders. Such requests must be received not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the By-Laws (and not pursuant to Rule 14a-18 of the Exchange Act) must be received no earlier than June 21, 2021 and no later than July 20, 2021. However, if we hold our 2021 Annual Meeting of Shareholders more than 30 days from the first anniversary of this year’s Annual Meeting, then in order for notice by the shareholder to be timely, such notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

22     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

In addition to candidates submitted through the By-Laws process for shareholder nominations, shareholders may also recommend candidates by following the procedures set forth below under the caption “Communications with Directors.”

Director Independence

The Board annually reviews the continuing independence of Adtalem’s non-employee directors under applicable laws and rules of the New York Stock Exchange (“NYSE”). The Board, excluding any director who is the subject of an evaluation, reviews and evaluates director transactions or relationships with Adtalem, including the results of any investigation, and makes a determination with respect to whether a conflict or violation exists or will exist or whether a director’s independence is or would be impaired.

The Board has considered whether each director has any material relationship with Adtalem (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Adtalem) and has otherwise complied with the requirements for independence under the applicable listing standards of the NYSE.

As a result of this review, the Board affirmatively determined that, with the exception of Ms. Wardell, all of Adtalem’s current directors, and all of Adtalem’s former directors who served as a director during fiscal year 2020, are “independent” of Adtalem and its management within the meaning of the applicable NYSE rules. Ms. Wardell is considered an inside director because of her employment as President and CEO of Adtalem.

The Board considered the relationship between Adtalem and The Northern Trust Company, a wholly-owned subsidiary of Northern Trust Corporation. Adtalem maintains depository accounts with The Northern Trust Company and conducts a significant portion of its disbursement activity through these accounts. Mr. Logan, one of our directors, is Executive Vice President and Managing Director, Global Financial Institutions Group, with Northern Trust Global Investments, a business unit of The Northern Trust Company. In fiscal year 2020, Adtalem incurred approximately $80,000 in fees to The Northern Trust Company, which were partially offset against compensating balance credits earned on an average monthly outstanding balance of approximately $25.9 million. The Board concluded, after considering (i) that the relationship with The Northern Trust Company predates Mr. Logan joining the Board, (ii) that Mr. Logan has had no involvement in the Adtalem banking transactions, (iii) the lack of materiality of the transactions to Adtalem and to The Northern Trust Company, and (iv) the fact that the terms of the transactions are not preferential either to Adtalem or to The Northern Trust Company, that the relationship is not a material one for purposes of the NYSE listing standards and would not influence Mr. Logan’s actions or decisions as a director of Adtalem.

BOARD STRUCTURE AND OPERATIONS

Summary of Board and Committee Structure

Adtalem’s Board held 9 meetings during fiscal year 2020, consisting of 4 regular meetings and 5 special meetings. Currently, the Board has five standing committees: Academic Quality, Audit and Finance, Compensation, External Relations, and Nominating & Governance. The following table identifies each standing committee, its members and chairs, its key responsibilities and the number of meetings held during fiscal year 2020. Current copies of the charters of each of these committees, a current copy of Adtalem’s Governance Principles, and a current copy of Adtalem’s Code of Conduct and Ethics can be found on Adtalem’s website, www.adtalem.com, and are also available in print to any shareholder upon request from Adtalem’s General Counsel and Corporate Secretary, 500 West Monroe Street, Suite 2800, Chicago, IL 60661. The Board has determined that each of the members of the Audit and Finance, Compensation, and Nominating & Governance committees is independent within the meaning of applicable laws and NYSE listing standards in effect at the time of determination. The standing Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of the NYSE.

2020 Proxy Statement     23

Proposal No. 1 Election of Directors

Academic Quality Committee

Members*	Meetings in fiscal year 2020
Lyle Logan (Chair) Sharon L. O’Keefe James D. White	4

*	Steven M. Altschuler served as Chair during fiscal year 2020 until his retirement from the Board on May 6, 2020. Mr. Logan was appointed the Chair on August 24, 2020. Donna J. Hrinak also served on the Academic Quality Committee until August 24, 2020. Sharon O’Keefe was appointed to the Academic Quality Committee on August 24, 2020.

Key Responsibilities

●	Supports improvement in academic quality and assures that the academic perspective is heard and represented at the highest policy-setting level and incorporated in all of Adtalem’s activities and operations
●	Reviews the academic programs, policies, and practices of Adtalem’s institutions
●	Evaluates the academic quality and assessment process and evaluates curriculum and programs

Audit and Finance Committee

Members*	Meetings in fiscal year 2020	Report
William W. Burke (Chair) Donna J. Hrinak Michael W. Malafronte	11	Page 35

*	Steven M. Altschuler served on the Audit and Finance Committee until his retirement from the Board on May 6, 2020.

Key Responsibilities

●	Monitors Adtalem’s financial reporting processes, including its internal control systems and the scope, approach, and results of audits
●	Selects and evaluates Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders
●	Reviews and recommends to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies
●	Reviews and approves any potential related party transactions

The Board has determined that Mr. Burke and Mr. Malafronte are qualified as audit committee financial experts.

24     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Compensation Committee

Members*	Meetings in fiscal year 2020	Report
Michael W. Malafronte (Chair) William W. Burke Lyle Logan Kenneth J. Phelan	5	Page 56

*	Kenneth J. Phelan was appointed to the Compensation Committee on August 24, 2020.

Key Responsibilities

●	Oversees all compensation practices and reviews eligibility criteria and award guidelines for Adtalem’s compensation program
●	Reviews and approves, following discussions with the other independent members of the Board, CEO annual goals and objectives
●	Evaluates the CEO’s performance against established annual goals and objectives
●	Recommends CEO compensation to the other independent members of the Board for approval
●	Reviews and approves recommendations made by the CEO for executive officers, including base salary, annual incentive, and equity compensation
●	Approves all LTI grants delivered in the form of options
●	Reviews and recommends to the Board compensation paid to non-employee directors

External Relations Committee

Members*	Meetings in fiscal year 2020
Georgette Kiser (Chair) Lyle Logan Sharon L. O’Keefe Kenneth J. Phelan	4

*	Georgette Kiser was appointed Chair on August 24, 2020. Lyle Logan served as Chair until Ms. Kiser’s appointment as Chair. Sharon L. O’Keefe and Kenneth J. Phelan were appointed to the External Relations Committee on August 24, 2020.

Key Responsibilities

●	Provides awareness and oversight of Adtalem’s external relations strategy, policy, and practice
●	Monitors, analyzes, and effectively manages legislative and regulatory policy trends, issues, and risks
●	Develops recommendations to the Board with regard to formulating and adopting policies, programs, and communications strategy related to legislative, regulatory, and reputational risk
●	Oversees risks and exposures related to higher education public policy, as well as compliance with laws and regulations applicable to Adtalem
●	Provides oversight regarding significant public policy issues including environmental, health and safety, and public and community affairs
●	Reviews Adtalem’s sustainability strategy, including initiatives and policies relating to environmental stewardship, corporate social responsibility, and corporate culture

2020 Proxy Statement     25

Proposal No. 1 Election of Directors

Nominating & Governance Committee

Members*	Meetings in fiscal year 2020
James D. White (Chair) Donna J. Hrinak Georgette Kiser	4

*	Michael W. Malafronte also served on this committee during fiscal year 2020.

Key Responsibilities

●	Reviews Board and committee structures and leads the Board self-evaluation process
●	Assesses Board needs and periodically conducts director searches and recruiting to ensure appropriate Board composition
●	Recommends candidates for nomination as directors to the Board
●	Oversees and conducts planning for CEO and director succession and potential related risks
●	Recommends governance policies and procedures

Board Leadership Structure

Pursuant to our Governance Principles, the Board believes that it should be free to make its selection of the Chairman of the Board and the CEO in the way that it deems best for Adtalem and its shareholders at any given point of time. In order to ensure continued Board independence, the Board has adopted a policy that, in the event the Chairman of the Board and CEO roles are combined, or the Chairman of the Board is not otherwise independent, the Board shall appoint a Lead Independent Director. In July 2019, the Board elected Lisa W. Wardell, who has served on our Board since November 2008 and as our President and CEO since May 2016, as Chairman of the Board. In accordance with our Governance Principles, the Board concurrently appointed William W. Burke to serve as our Lead Independent Director. In evaluating the Board’s leadership structure, the Board considered the relevant merits of combining the roles of Chairman of the Board and Chief Executive Officer and appointing a strong Lead Independent Director, compared with keeping the roles of Chairman of the Board and CEO separate. The Board concluded that Ms. Wardell was the person best suited to serve as Chairman of the Board at this time, providing consistent leadership, alignment between the Board and management, and a unified voice for Adtalem as it continues its transformation to a leading workforce solutions provider. In addition, the Board reaffirmed its commitment to independent board leadership by appointing Mr. Burke as our Lead Independent Director. During fiscal year 2020, the Board met in executive session without employee directors or other employees present at each regular Board meeting. Mr. Burke, as Adtalem’s Lead Independent Director, presided over these sessions.

In furtherance of our Board’s role in overall strategy and succession planning, our Lead Independent Director actively engages with our Chairman/CEO on such matters. In addition, our Governance Principles provide that the Lead Independent Director:

●	sets the agenda for, calls meeting of and leads executive sessions of the independent directors and reports to the Chairman of the Board, as appropriate, concerning such meetings;
●	acts as a liaison between the Chairman of the Board and the independent directors;
●	advises the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;
●	when appropriate, makes recommendations to the Chairman of the Board about calling full meetings of the Board;
●	serves as a resource to consult with the Chairman of the Board and other Board members on corporate governance practices and policies and assumes the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership; and
●	performs such other duties as requested by the Board or Nominating & Governance Committee and as set forth in the Governance Principles.

26     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

OUR LEAD INDEPENDENT DIRECTOR

During his career, Mr. Burke has served in executive leadership roles at several companies and, during his service on multiple public company boards, has served as a lead independent director, audit committee chairman and compensation committee chairman. Mr. Burke also continues to serve as Chair of our Audit and Finance Committee.

Director Attendance

During fiscal year 2020, our Board met nine (9) times. Each of Adtalem’s directors attended at least 93% of the meetings of the Board and Board committees on which they served that occurred during their respective time of service on the Board in fiscal year 2020.

All of our directors who were directors at the time were present at the 2019 Annual Meeting of Shareholders, held in November 2019. Our Board encourages all of its members to attend the Annual Meetings but understands there may be situations that prevent such attendance.

Director Continuing Education

Members of the Board are encouraged to participate in continuing education and enrichment classes and seminars. During fiscal year 2020, the following directors attended the following classes and seminars: (i) Mr. Burke is National Association of Corporate Directors (“NACD”) Directorship Certified and attended (a) PwC Annual Corporate Directors Exchange, and (b) the NACD Advanced Director Professionalism course; (ii) Ms. Kiser is a NACD Board Leadership Fellow; (iii) Ms. O’Keefe attended (a) Vizient Board of Managers meeting, (b) Vizient Academic Medical Center consortium, and (c) Leadership Institute meeting; and (iv) Mr. White attended and was a panelist at (a) the Stanford Directors College, and (b) the Directors Academy NextGen Directors Program.

Board Self-Evaluation

Each year our Board undertakes a self-evaluation process to critically evaluate its performance. Additionally, each committee conducts a self-evaluation to monitor its performance and effectiveness. Results of the evaluations are summarized and discussed at Board and committee meetings.

KEY BOARD RESPONSIBILITIES

Strategic Oversight

The Board has an active role in our overall strategies. The Board actively reviews and provides guidance on Adtalem’s long-term strategies and annual operating plan. Management reports its progress in executing on Adtalem’s strategies and operating plan throughout the year. In addition, throughout the year, segment leadership will report to the Board regarding individual segment strategies and operating plans. The Board, in conjunction with the External Relations Committee, also reviews and provides oversight to management on Adtalem’s ESG strategy.

2020 Proxy Statement     27

Proposal No. 1 Election of Directors

Risk Oversight

Adtalem’s full Board is responsible for assessing major risks facing Adtalem and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risk. The Board has assigned specific elements of the oversight of risk management of Adtalem to committees of the Board, as summarized below. Each committee meets periodically with members of management and, in some cases, with outside advisors regarding the matters described below and, in turn, reports to the full Board at least after each regular meeting regarding any findings. The Board and management’s proactive approach to risk management has been evidenced with the recent COVID-19 pandemic. Since the pandemic began, our leadership team has been closely monitoring the impact of the pandemic on our business and operations, our students, and our employees. We have implemented measures for the continuous and safe operation of the Company, while also monitoring market developments and implementing measures to manage credit, liquidity and other risks. Management has been and continues to be in regular communications with the Board about the assessment and management of significant risks to the Company and impact on our business resulting from the COVID-19 pandemic.

Board/Committee	Primary Areas of Risk Oversight
Full Board	●Reputation ●Legal and regulatory compliance and ethical business practices ●Strategic planning ●Major organizational actions ●Education public policy
Academic Quality Committee	●Academic quality ●Accreditation ●Curriculum development and delivery ●Student persistence ●Student outcomes
Audit and Finance Committee
●Accounting and disclosure practices
●Information technology
●Cybersecurity
●Financial controls
●Risk management policies and procedures
●Legal and regulatory compliance, including compliance and ethics program
●Related party transactions
●Capital structure
●Investments
●Foreign exchange

Compensation Committee	●Compensation practices ●Talent development ●Retention ●Management succession planning
External Relations Committee
●Accreditation
●Higher education public policy
●Compliance with laws and regulations applicable to Adtalem
●Sustainability, environmental, corporate social responsibility, and public and community affairs

Nominating & Governance Committee	●Corporate and institutional governance structures and processes ●Board composition and function ●Board and Chairman of the Board succession

28     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Succession Planning and Human Capital Management

The Board recognizes that one of its most important duties is to ensure continuity in Adtalem’s senior leadership by overseeing the retention and development of executive talent and planning for the effective succession of our CEO and the executive leadership team. In order to ensure that the succession planning and leadership development process supports and enhances our long-term strategic objectives, the Board periodically consults with our CEO and Senior Vice President of Human Resources on Adtalem’s business goals, the skills and experience necessary to help Adtalem achieve those goals, our organizational needs, our leadership pipeline, the succession plans for critical leadership positions, and our talent development and leadership initiatives. Talent and leadership development, including succession planning, is a top priority of our CEO and the senior executive team. Our CEO seeks input from members of our Board regarding candidates for executive positions and other key roles.

Sustainability

We recognize that ESG practices and goals are at the forefront of our shareholders’ minds because our approach to these areas can provide insight into our corporate behavior, long-term performance, and sustainability. Our ESG practices support our purpose – to empower students and members to achieve their goals, find success, and make inspiring contributions to our global community. We aim to empower and enhance the communities in which we teach, learn, and work by operating sustainably, maintaining responsible governance standards, and supporting our global community. We continue to measure our performance and set new goals in areas including academic and policy standards; diversity and inclusion of Adtalem suppliers; and energy and waste reduction programs. In August 2020, our External Relations Committee amended its charter to specifically document that it assists the Board in providing oversight regarding significant public policy issues such as environmental and health and safety issues, and reviews Adtalem’s sustainability strategy, including initiatives and policies relating to environmental stewardship, corporate social responsibility and corporate culture.

Adtalem is committed to confronting the challenges of climate change by reducing the impact of our operations. We launched a multi-year environmental initiative with the following three strategic goals to define our Energy Conservation Measures (“ECMs”) and Green House Gas (“GHG”) reduction activities through 2024:

1)	By the end of fiscal year 2023, to complete a set of defined ECMs to achieve a 10 percent reduction (when compared to 2019 calendar year levels) of controllable energy use and GHG emission levels across Adtalem’s U.S. properties by 2024
2)	Initiate an average of one renewable energy project per year at an owned location
3)	By the end of 2024 implement an enhanced waste and recycling initiative across Adtalem’s controllable waste portfolio

Since the program was implemented in November 2019, the actions completed toward Adtalem’s environmental goals resulted in reductions in total energy and water usage. Energy was reduced by 2.40% kBtu and Adtalem achieved 0.21% water reduction. These results are through February 2020 as the shift to remote work created a larger decrease in usage.

Adtalem’s partnership with InstallNet allows us to recycle furniture, fixtures, equipment, and other materials required to be removed from a site at the end of a lease or when a location is sold. Through this partnership, 155,000 pounds of material were diverted from landfills in fiscal year 2020, with 62 percent of materials recycled and 38 percent donated to be reused.

We are also committed to the responsible marketing of our products and services and to transparency and honesty in our advertising messages and promotional communications. As part of this commitment we developed our Responsible Marketing and Communications Statement (https://www.adtalem.com/sites/g/files/krcnkv321/ files/2019-09/Responsible-Marketing-and-Comms-Statement.pdf), which consolidates Adtalem’s standards from its Code of Conduct, Student Commitments and other policies, during fiscal year 2020.

The initiatives described above along with a detailed discussion of our Sustainability Strategy and its core pillars – Reducing Environmental Impact; Empowering Students and Members; Adhering to Corporate Governance; and Making a Global Impact can be found in Adtalem’s 2020 Sustainability Report (https://www.adtalem.com/sites/g/ files/krcnkv321/files/2020-10/Adtalem%20Sustainability%20Report%202020%20FINAL.pdf).

2020 Proxy Statement     29

Proposal No. 1 Election of Directors

Outreach and Engagement

We value the opinions of our shareholders and believe regular, proactive communications with our shareholders to be in the long-term best interests of Adtalem. Our investor communications and outreach include investor day meetings, investor conferences, and quarterly conference calls. These calls are open to the public and are available live and as archived webcasts on our website. Additionally, we reach out at least annually to our largest shareholders to invite feedback. We hold individual calls with shareholders who accept our invitation to allow for open, meaningful discussions. In the late summer of 2020, we spoke with shareholders holding approximately 40% of our shares. These included discussions of compensation matters, as well as environmental, social, and governance issues. We share any feedback received from our shareholders with our Board.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties wishing to communicate with the Board, our Lead Independent Director, or any member or committee of the Board are encouraged to send any communication to our General Counsel and Corporate Secretary, Adtalem Global Education Inc., 500 West Monroe Street, Suite 2800, Chicago, IL 60661 and should prominently indicate on the outside of the envelope that it is intended for the Board, the independent directors as a group, or a committee or an individual member of the Board. Any such communication must be in writing, must set forth the name and address of the shareholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the shareholder making the communication. Adtalem’s General Counsel and Corporate Secretary will compile and promptly forward all communications to the Board except for spam, junk mail, mass mailings, resumes, or other forms of job inquiries, surveys, business solicitations, or advertisements.

Communicating Accounting Complaints

Shareholders, Adtalem employees and other interested persons are encouraged to communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters, or violations of Adtalem’s Code of Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel and Corporate Secretary of Adtalem at the following address:

General Counsel and Corporate Secretary
Adtalem Global Education
500 West Monroe Street, Suite 2800
Chicago, IL 60661

Accounting Complaints also may be submitted in a sealed envelope addressed to the Chair of the Audit and Finance Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit and Finance Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit and Finance Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit and Finance Committee deems it appropriate.

Adtalem employees may also report Accounting Complaints using any of the reporting procedures specified in Adtalem’s Code of Conduct and Ethics. All reports by employees shall be treated confidentially and may be made anonymously. Adtalem will not discharge, demote, suspend, threaten, harass, or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.

BOARD PRACTICES AND POLICIES

Certain Relationships and Related Person Transactions

It is Adtalem’s policy that the Audit and Finance Committee review, approve, or ratify all related party transactions in which Adtalem participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers, including annual questionnaires completed by all our directors, director nominees, and executive officers. The Audit and Finance

30     Adtalem Global Education Inc.

Proposal No. 1 Election of Directors

Committee will review the relevant facts and circumstances of all related party transactions, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction. No member of the Audit and Finance Committee may participate in any approval of a related party transaction to which he or she is a related party.

Various Adtalem policies and procedures, including the Code of Conduct and Ethics, which applies to Adtalem’s directors, officers, and all other employees, and annual questionnaires completed by all Adtalem directors, director nominees, and executive officers, require disclosure of related person transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable Securities and Exchange Commission (“SEC”) rules.

There were no related party transactions in fiscal year 2020 that required approval under our policies and procedures or the rules and regulations of the SEC.

Governance Principles/Code of Ethics

Our Board has adopted Governance Principles that set forth expectations for directors, director qualifications, director retirement, director independence standards, board committee structure, and functions and other policies for Adtalem’s governance. We have adopted a Code of Conduct and Ethics applicable to all colleagues including directors, officers, and full- and part-time colleagues and faculty of Adtalem Global Education Inc. and its subsidiaries. These documents are available on Adtalem’s website at https://www.adtalem.com/media/166/governance-principles and https://www.adtalem.com/media/156/code_of_conduct.pdf. Any amendments or waivers of the Code of Conduct and Ethics will be disclosed at this website address.

Compensation Committee Independence and Insider Participation

During 2020, Michael W. Malafronte, William W. Burke, Lyle Logan, and Kenneth J. Phelan served on the Compensation Committee. No member of the Compensation Committee was, during 2020, an officer or employee of Adtalem, was formerly an officer of the Company or had any relationship requiring disclosure by Adtalem as a related person transaction under Item 404 of Regulation S-K. During 2020, none of the Company’s executive officers served on the board of directors of compensation committee of any other entity, any officers of which served on Adtalem’s Board or our Compensation Committee.

DIRECTOR COMPENSATION

The director compensation program was reviewed in the second half of fiscal year 2020 and no changes were made for the year. In fiscal year 2020, non-employee directors continued to receive an annual retainer of $85,000, paid quarterly. In fiscal year 2020, the Chair of the Audit and Finance Committee received an additional annual retainer of $22,500, the Chair of the Compensation Committee was entitled to receive an additional retainer of $17,500, and the chairs of each of the other committees received an additional annual retainer of $10,000 for their roles as committee chairs. During fiscal year 2020, Ms. Wardell, our Chairman of the Board, CEO and President, did not receive, and will not receive in fiscal year 2021, any additional compensation for her service as Chairman of the Board and Mr. Burke received an additional annual retainer of $35,000 for his service as Lead Independent Director. Directors were reimbursed for any reasonable and appropriate expenditures attendant to Board membership. Mr. Malafronte, who was originally appointed to the Board in 2016 pursuant to a Support Agreement, has declined all compensation for his service.

Under the Adtalem Nonqualified Deferred Compensation Plan, a director could elect to defer all or a portion of the cash retainer. Any amount so deferred is, at the director’s election, valued as if invested in various investment choices made available by the Compensation Committee for this purpose, and is payable in cash installments, or as a lump-sum on or after termination of service as a director, or at a later date specified by the director. No non-employee directors deferred any portion of their compensation in fiscal year 2020.

As long-term incentive compensation for directors, each non-employee director received RSUs with an approximate value of $125,000 directly following the 2019 Annual Meeting of Shareholders. Each RSU represents the right to receive one share of Common Stock following the satisfaction of the vesting period. All RSUs granted in November 2019 vest upon the one-year anniversary of the grant date.

2020 Proxy Statement     31

Proposal No. 1 Election of Directors

This table discloses all director compensation provided in fiscal year 2020 to the directors of Adtalem for their service as directors (other than Ms. Wardell who received no compensation for her service as a director and will receive no additional compensation as Chairman of the Board; Ms. Wardell’s compensation as President and CEO is set forth in the 2020 Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Total ($)
Steven M. Altschuler(3)	71,250		125,056	196,306
William W. Burke	161,875	(4)	125,056	286,931
Donna J. Hrinak	85,000		125,056	210,056
Georgette Kiser	85,000		125,056	210,056
Lyle Logan	119,000	(5)	125,056	244,056
Michael W. Malafronte	—		—	—
Sharon L. O’Keefe(6)	21,250		—	21,250
Kenneth J. Phelan(7)	21,250		—	21,250
James D. White	95,000		125,056	220,056

(1)	Includes all retainer fees paid or deferred pursuant to the Adtalem Global Education Inc. Nonqualified Deferred Compensation Plan.
(2)	The amounts reported in the Stock Awards column represent the grant date fair value of 3,940 RSUs granted on November 6, 2019 to each of the directors named above, computed in accordance with FASB ASC Topic 718. The assumptions made in determining the valuations of these awards can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2020. The number of RSUs granted to each of the directors named above was determined by dividing $125,000 by $31.74, which represents the fair market value of a share of Common Stock on the November 6, 2019 award date, and rounding to the nearest 10 shares.
(3)	Mr. Altschuler retired from the Board effective May 6, 2020. Mr. Altschuler’s stock awards were forfeited upon his retirement.
(4)	This amount includes $15,000 in cash Mr. Burke received as compensation for his services as a member of the board of trustees of an Adtalem institution.
(5)	This amount includes $24,000 in cash Mr. Logan received as compensation for his services as a member of the board of trustees of an Adtalem institution.
(6)	Ms. O’Keefe was appointed to the Board effective April 29, 2020.
(7)	Mr. Phelan was appointed to the Board effective April 29, 2020.
The table below discloses the aggregate number of RSUs outstanding at June 30, 2020 for each non-employee director listed above.

Name	RSUs Outstanding (#)
Steven M. Altschuler(1)	—
William W. Burke	3,940
Donna J. Hrinak	3,940
Georgette Kiser	3,940
Lyle Logan	3,940
Michael W. Malafronte	—
Sharon L. O’Keefe(2)	—
Kenneth J. Phelan(3)	—
James D. White	3,940

(1)	Mr. Altschuler retired from the Board effective May 6, 2020.
(2)	Ms. O’Keefe was appointed to the Board effective April 29, 2020.
(3)	Mr. Phelan was appointed to the Board effective April 29, 2020.

32     Adtalem Global Education Inc.

PROPOSAL NO. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

Subject to shareholder ratification, the Audit and Finance Committee of the Board has reappointed PricewaterhouseCoopers LLP (“PwC”), as independent registered public accounting firm for Adtalem and its subsidiaries for fiscal year 2021. The Board recommends to the shareholders that the selection of PwC as independent registered public accounting firm for Adtalem and its subsidiaries be ratified. If the shareholders do not ratify the selection of PwC, the selection of independent registered public accounting firm will be reconsidered by the Audit and Finance Committee. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from shareholders.

APPROVAL BY SHAREHOLDERS

Proposal No. 2 to ratify the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2021 will require the affirmative vote of a majority of the shares of Common Stock of Adtalem represented at the Annual Meeting. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PwC as independent registered public accounting firm for Adtalem for fiscal year 2021.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as Adtalem’s independent registered public accounting firm for fiscal year 2021.

SELECTION AND ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. Prior to the Audit and Finance Committee’s consideration for approval, management provides the Audit and Finance Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified, or denied as appropriate. A record of all such approvals is maintained in the files of the Audit and Finance Committee for future reference. All services provided by PwC during the past two years were approved by the Audit and Finance Committee prior to their undertaking.

PRE-APPROVAL POLICIES

The Audit and Finance Committee has adopted a policy for approving all permitted audit, audit-related, tax, and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit and Finance Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. For fiscal years 2019 and 2020, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the SEC. Audit and Finance Committee consideration and approval generally occurs at a regularly scheduled Audit and Finance Committee meeting. For projects that require an expedited decision because the independent registered public accounting firm should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit and Finance Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit and Finance Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit and Finance Committee at their next meeting.

2020 Proxy Statement     33

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT FEES AND OTHER FEES

The Audit and Finance Committee appointed PwC as Adtalem’s independent registered public accounting firm for the fiscal year ended June 30, 2020. Adtalem’s shareholders ratified the engagement at the Annual Meeting of Shareholders on November 6, 2019. In addition to engaging PwC to audit the consolidated financial statements for Adtalem and its subsidiaries for the year and review the interim financial statements included in Adtalem’s Quarterly Reports on Form 10-Q filed with the SEC, the Audit and Finance Committee also engaged PwC to provide various other audit and audit-related services — e.g., auditing of Adtalem’s compliance with student financial aid program regulations.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. Adtalem engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure, and compliance.

Audit fees declined in 2020 as a result of the divestitures of DeVry University and Carrington College. However, in fiscal year 2020, we incurred significant tax fees related to the divestiture of Adtalem Brazil. The aggregate amounts included in Adtalem’s financial statements for fiscal year 2020 and 2019 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees	$2,825,500	$3,256,546
Audit-Related Fees	$—	$—
Tax Fees	$1,102,734	$495,707
All Other Fees	$18,000	$18,000
Total	$3,946,234	$3,770,253

AUDIT FEES — Includes all services performed to comply with generally accepted accounting principles in conjunction with the annual audit of Adtalem’s financial statements and the audit of internal controls over financial reporting. In addition, this category includes fees for services in connection with Adtalem’s statutory and regulatory filings, consents, and review of filings with the SEC such as the annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Also included are services rendered in connection with the required annual audits of Adtalem’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.

AUDIT-RELATED FEES — No audit-related fees were billed to us by PwC for fiscal years 2019 and 2020.

TAX FEES — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits, and responding to requests from Adtalem’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Adtalem’s Audit and Finance Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing its independence.

ALL OTHER FEES — Includes subscriptions for online accounting research services, fees for access to disclosure checklist, and fees to prepare a human resource benchmarking study.

34     Adtalem Global Education Inc.

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

AUDIT AND FINANCE COMMITTEE REPORT

To Our Shareholders:

The Audit and Finance Committee of Adtalem consists of three independent directors. The members of the Audit and Finance Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit and Finance Committee under SEC and NYSE rules. In fiscal year 2020, the Audit and Finance Committee held eleven meetings. The Audit and Finance Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC’s implementing regulations and to the NYSE listing standards.

Management is responsible for Adtalem’s internal controls and the financial reporting process by which it prepares the financial statements. Adtalem’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of Adtalem and expressing an opinion on those statements. The principal duties of the Audit and Finance Committee include:

●	Monitoring Adtalem’s financial reporting processes, including its internal control systems;
●	Selecting Adtalem’s independent registered public accounting firm, subject to ratification by the shareholders;
●	Evaluating the independent registered public accounting firm’s independence;
●

Monitoring the scope, approach, and results of the annual audits and quarterly reviews of financial statements, and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

●	Overseeing the effectiveness of Adtalem’s internal audit function and overall risk management processes;
●	Discussing with management and the independent registered public accounting firm the nature and effectiveness of Adtalem’s internal control systems; and
●	Reviewing and recommending to the Board Adtalem’s financing policies and actions related to investment, capital structure, and financing strategies.

During fiscal year 2020, at each of its regularly scheduled meetings, the Audit and Finance Committee met with the senior members of the Adtalem’s financial management team. Additionally, the Audit and Finance Committee had separate private sessions, on a quarterly basis, with Adtalem’s independent registered public accounting firm, Adtalem’s General Counsel and Corporate Secretary, Adtalem’s Chief Financial Officer, and Adtalem’s Senior Director, Internal Audit.

The Audit and Finance Committee is updated periodically on the process management uses to assess the adequacy of Adtalem’s internal control systems over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of Adtalem’s internal controls over financial reporting. The Audit and Finance Committee also discusses with Adtalem’s independent registered public accounting firm Adtalem’s internal control assessment process, management’s assessment with respect thereto and the evaluation by Adtalem’s independent registered public accounting firm of its system of internal controls over financial reporting.

The Audit and Finance Committee annually evaluates the performance of Adtalem’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm. As a threshold matter, the Audit and Finance Committee satisfies itself that the most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as Adtalem’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit and Finance Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of Adtalem’s global operations and industry. Based on this evaluation, the Audit and Finance Committee decided to reengage, and recommend ratification of, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2021. The Audit and Finance Committee reviewed with members of Adtalem’s senior management team and PwC the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PwC of Adtalem’s internal controls over financial reporting, and the quality of Adtalem’s financial reporting. Although the Audit and Finance Committee has the sole authority to appoint Adtalem’s independent registered public accounting firm, the Audit

2020 Proxy Statement       35

Proposal No. 2 Ratify Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

and Finance Committee recommends that the Board ask the shareholders, at their annual meeting, to ratify the appointment of Adtalem’s independent registered public accounting firm. With respect to Adtalem’s audited financial statements for fiscal year 2020, the Audit and Finance Committee has:

●	Reviewed and discussed the audited financial statements with management;
●	Met with PwC, Adtalem’s independent registered public accounting firm, and discussed the matters required to be discussed by the PCAOB and the SEC; and
●	Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed its independence with PwC.

In reliance upon the Audit and Finance Committee’s reviews and discussions with both management and PwC, management’s representations and the report of PwC on Adtalem’s audited financial statements, the Audit and Finance Committee recommended to the Board that the audited financial statements for the fiscal year ended June 30, 2020 be included in Adtalem’s Annual Report on Form 10-K filed with the SEC.

In addition, the Audit and Finance Committee has re-appointed, subject to shareholder ratification, PwC as Adtalem’s independent registered public accounting firm for fiscal year 2021.

This Audit and Finance Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Adtalem specifically incorporates this Audit and Finance Committee Report by reference, and is not otherwise to be deemed filed under such acts.

William W. Burke, Chair
Donna J. Hrinak
Michael W. Malafronte

36     Adtalem Global Education Inc.

PROPOSAL NO. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION DISCUSSION & ANALYSIS

The following pages summarize our executive compensation program for our NEOs. Our 2020 NEOs are:

Lisa W. Wardell	Michael O. Randolfi	Stephen W. Beard	Kathy Boden Holland	Karen S. Cox
Chairman of the Board, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Chief Operating Officer	Group President, Medical and Healthcare Education	President, Chamberlain University

Former NEOs (not pictured):

Patrick J. Unzicker, Former Senior Vice President, Chief Financial Officer and Treasurer through August 30, 2019

Mehul R. Patel, Former Group President, Financial Services through February 29, 2020

Executive Summary

Adtalem’s executive compensation program is designed to reward leaders for delivering strong financial results and building shareholder value. We firmly believe that academic quality and a strong student-centric focus lead to growth and, therefore, we have incorporated measures into our executive compensation program to recognize leadership for their roles in improving student academic performance and outcomes.

This executive compensation program structure enables us to provide a competitive total compensation package while aligning our leaders’ interests with those of our shareholders and other stakeholders. The following chart highlights key objectives behind the development, review and approval of our NEOs’ compensation.

2020 Proxy Statement     37

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

COMPENSATION OBJECTIVES

Our executive compensation program is designed to:

ALIGN INCENTIVES	COMPETE FOR TALENT	REWARD PERFORMANCE

Our purpose is to empower our students to achieve their goals, find success and make inspiring contributions to the global community. Success in realizing our purpose drives growth, which leads to the creation of sustainable, long-term value for our shareholders. Our compensation program is distinguished by its alignment not only with our shareholders, but also with our students, whose success is critical to our organization’s success.	Our compensation program is designed to attract, retain and motivate high-performing employees, particularly our key executives who are critical to our operations. Our compensation decisions take into account the competitive landscape for talent.

We reward outstanding performance through:

●A short-term incentive program focusing our executives on achieving strong financial results and superior academic and student outcomes, through individual performance objectives, and
●A long-term incentive program providing a mix of equity vehicles designed to reward long-term financial performance and shareholder value creation.

As introduced by the Compensation Committee last year, fiscal year 2020 marks the second year in our journey of delivering a series of changes to our executive compensation program aimed at reinforcing performance and results that will facilitate achievement of our business transformation and growth objectives, while also delivering meaningful rewards over both short- and long-term performance periods. The Compensation Committee believes this approach appropriately focuses executive attention on our strategic priorities and provides more upside potential and downside risk to compensation rewards based on actual performance over time.

Our program, particularly how we measure performance through both annual incentives and our long-term performance share plan, employs measures that parallel with our fundamental shift in strategic focus for management and our organization at large.

Fiscal year 2020 highlights underscored by our commitment to business transformation and growth

Key Achievements	How this positions us for growth
Divestiture of Adtalem Brazil	●Shifts focus off a business with significant challenges beyond management’s control and frees up capital for reinvestment
Strengthening Our Bench and Focus on Excellence in Talent
●Refines the senior executive team, reducing from nine to seven senior executives, streamlining decision making; and
●Improves the succession pipeline in certain functional areas with several key senior leadership changes

Business Continuity ~ Pandemic Response
●Demonstrates agility with limited time and resources and despite the uncertainty during unprecedented times;
●Maintained relatively strong financial performance despite significant headwinds and challenges to our business;
●Recovered quickly at Chamberlain and the medical schools where clinical exposure is key for student success;
●Moved to a completely remote workforce temporarily due to the pandemic and significantly expanded our remote work capabilities in the longer term; and
●Consolidated office operations, where appropriate.

38     Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

CONTINUED SHAREHOLDER OUTREACH

Adtalem employs a proactive investor relations approach, involving management and the Board, with ongoing outreach and interactive dialogue with investors to seek input on topics including corporate governance, executive compensation, and strategy. Our goal is to provide transparency to ensure there is a clear understanding of our business and our operating and financial performance – as set forth in our public filings, through one-on-one discussions, non-deal road shows, and investor conferences.

While we are very pleased by the positive response to the executive compensation program changes introduced last year as substantiated by our 97% ‘say on pay’ approval rating, our ongoing commitment included proactive outreach to our top 25 shareholders in 2020. Those shareholders that did provide feedback (which collectively hold approximately 40% of our shares) responded favorably to our executive compensation program, did not express any particular areas of concern and reiterated their support for the positive changes implemented last year.

Adtalem and the Compensation Committee will continue to engage its shareholder base in the future to understand shareholder concerns, particularly in connection with potential changes to its compensation or governance practices.

Impact of COVID-19 on our Executive Compensation Program

The Adtalem organization remained agile, innovative, and dedicated to our mission, vision, and values, successfully weathering the pandemic in fiscal year 2020. Payouts under our annual Management Incentive Plan (MIP), as well as performance shares (PSU) vesting in 2020, reflected actual performance despite the effects of the pandemic on business.

We will continue to monitor the uncertainty created by the COVID-19 pandemic, and will take steps to address the challenges of long-term goal setting in the executive compensation program.

PAY-FOR-PERFORMANCE FOCUS

We use both short- and long-term incentives to reward NEOs for delivering strong business results, increasing shareholder value and improving student outcomes. With our pay-for-performance philosophy, an executive can earn in excess of target levels when his or her performance exceeds established objectives. And, if performance falls below established objectives, our incentive plans pay below target levels, which in some cases could be nothing at all.

CEO 2020 TARGET COMPENSATION MIX	OTHER NEO 2020 TARGET COMPENSATION MIX(1)(2)

(1)	Excludes perquisites.
(2)	Illustration represents target compensation mix for NEOs who were actively employed as of June 30, 2020.

Program Design:

●	The actual value realized from the annual MIP award can range from zero, if threshold performance targets are not met, to up to 200% of targeted amounts for exceptional organizational performance.
●

Our long-term incentive program consists of equity-based awards whose value ultimately depends on our stock price growth. A significant portion of the long-term component (40% for the CEO’s and 30–40% of the other NEOs annual awards) is granted in the form of PSUs, the number of which are earned based on our three-year performance versus return on invested capital (ROIC) and free cash flow (FCF) per share goals. If the minimum levels of performance are not met, no PSUs are earned; if the minimum levels of performance are met, payout can range from 50% to 150% of the target number of PSUs.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Performance Assessment: Our Compensation Committee uses a comprehensive, well-defined and rigorous process to assess organizational and individual performance. We believe the performance measures for our incentive plans focus management on the appropriate objectives for the creation of short- and long-term shareholder value as well as academic quality and organizational growth.

2020 COMPENSATION DECISIONS AND ACTIONS

Key Fiscal Year 2020 Compensation Decisions

BASE SALARY Page 43

Reflecting Adtalem’s commitment to offering market competitive compensation to our key executives, the Compensation Committee approved salary increases for certain NEOs going into fiscal year 2020 to reward performance and maintain market competitiveness.

ANNUAL INCENTIVES Page 44

For fiscal year 2020 for the CEO, 85% of the MIP award was based on Adtalem’s financial performance as reflected in earnings per share and revenue, reflecting our CEO’s key responsibility in leading Adtalem’s financial growth. The remaining 15% was based on individual performance. For fiscal year 2020 for the other NEOs, 70% of the MIP award was based on financial performance at Adtalem (earnings per share and revenue) or at the institutions for which the NEO is responsible (operating income and revenue), and the remaining 30% was based on individual performance.

Following the end of fiscal year 2020, the MIP award in total across all measures was paid at 99% of target for the CEO and between 87% and 117% of target for the other NEOs, reflecting the financial performance of Adtalem and its institutions and individual contributions for fiscal year 2020.

LONG-TERM INCENTIVES Page 48

In fiscal year 2020, the CEO and other NEOs received long-term incentive grants consisting of service-vesting stock options, performance-vesting PSUs, and service-vesting RSUs.

Performance share awards granted in 2017 to Ms. Wardell, which included both financial and mission-based PSUs, vested in 2020. The financial-based PSUs to Ms. Wardell were based on ROIC over a three-year period and based on our financial performance, vested with an overall payout of 85% of target. The mission-based PSUs to Ms. Wardell, which were based on both absolute and relative academic goals at our various institutions, vested with an overall payout of 105% of target. None of the other NEO’s had performance shares that vested in fiscal year 2020.

Factors Guiding our Decisions

●	Executive compensation program objectives, philosophy and principles;
●	Shareholder input, including say-on-pay vote;
●	Adtalem’s mission, vision, purpose and “TEACH” values;
●	The competitive landscape, trends and best pay practices;
●	Financial performance of Adtalem and its individual institutions;
●	Advice of independent outside compensation consultant; and
●	Student academic performance and outcomes.

The following provides a more in-depth discussion of our performance in these areas that helped drive the Compensation Committee’s evaluation of performance, and ultimately, compensation decisions for fiscal year 2020.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

2020 Financial and Operational Highlights

Adtalem’s fiscal year 2020 financial results reflect continued growth in its Medical and Healthcare and Financial Services segments, with revenue increasing 1.9% and 11.0%, respectively, despite the effects of COVID-19. COVID-19 resulted in estimated revenue losses of approximately $29 million, operating income losses of approximately $19 million and loss of earnings per share in the range of approximately $0.27 to $0.29 in fiscal year 2020. Through efforts to manage salary, travel, and discretionary spending, Adtalem was able to partially offset the effects of COVID-19 and achieve fiscal year 2020 earnings per share, excluding special items, of $2.28. See Appendix A for a reconciliation to reported results.

Significant progress was made in transforming Adtalem into a leading workforce solutions provider in fiscal year 2020. We completed the divestiture of Adtalem Brazil and streamlined our two core verticals to support our enterprise growth strategy.

The results of Adtalem Brazil, DeVry University and Carrington College are presented as discontinued operations within Adtalem’s Annual Report on Form 10-K attached herein. Also see “Note 4: Discontinued Operations and Assets Held for Sale” to the consolidated financial statements for further discussion. Adtalem Brazil’s revenue and operating income were not included in actual fiscal year 2020 results for MIP performance purposes. See Appendix A for a reconciliation to reported results.

Fiscal year 2020 revenue and earnings per share were below our expectations, as reflected in our fiscal year 2020 operating plan, which served as the basis for our fiscal year 2020 MIP financial performance targets. As a result, the portions of executive officer MIP awards based on Adtalem revenue and earnings per share paid out at 74.1% and 87.5% of target, respectively.

FY 2020 REVENUE	FY 2020 EARNINGS PER SHARE

*	Adjusted results exclude impact of special items. See Appendix A for a reconciliation to reported results.

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

WHAT WE DO	WHAT WE DON’T DO

✓Pay for economic and academic performance
✓Solicit and value shareholder opinions about our compensation practices
✓Deliver total direct compensation primarily through variable pay
✓Set challenging short- and long-term incentive award goals
✓Provide strong oversight that ensures adherence to incentive grant regulations and limits
✓Maintain robust stock ownership requirements
✓Adhere to an incentive compensation recoupment (clawback) policy
✓Offer market-competitive benefits
✓Consult with an independent advisor on executive pay practices, plan designs and assessing external competitive pay levels

✕Provide guaranteed salary increases
✕Provide tax gross-ups
✕Provide single-trigger change-in-control severance
✕Re-price stock options or exchange underwater options for other awards or cash
✕Pay dividends on unvested performance-based RSUs
✕Provide excessive perquisites
✕Offer a defined benefit pension or supplemental executive retirement plan
✕Permit hedging or pledging of Adtalem Common Stock
✕Reward executives without a link to performance

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Executive Compensation

PRINCIPLES OF EXECUTIVE COMPENSATION

The Compensation Committee uses the following Principles of Executive Compensation to assess Adtalem’s executive compensation program and to provide guidance to management on the Compensation Committee’s expectations for the overall executive compensation structure:

Principle	Purpose
Stewardship/Sustainability
●Reinforce Adtalem’s purpose and long-term vision
●Motivate and reward sustained long-term growth in shareholder value
●Uphold long-term interests of all stakeholders (including students, employees, employers, shareholders and taxpayers)
●Focus on sustaining and enhancing the quality and outcomes of education programs
●Promote continued differentiation and expansion of Adtalem’s programs

Accountability
●Ensure financial interests and rewards are tied to executive’s area of impact and responsibility (division, geography and function)
●Require timing of performance periods to match timing of employee’s impact and responsibility (short-, medium- and long-term)
●Emphasize quality, service and academic and career results
●Articulate well defined metrics, goals, ranges, limits and results
●Motivate and reward achievement of strategic goals, with appropriate consequences for failure
●Comply with legislation and regulation

Alignment
●Promote commonality of interest with all stakeholders (including students, employees, employers, owners and taxpayers)
●Reflect and reinforce Adtalem’s values and culture
●Promote commonality of interests across business units, geography and up, down and across chain of command
●Provide a balance between short- and long-term performance

Engagement
●Attract and retain high quality talent and provide for organizational succession
●Provide market competitive total compensation and benefits packages at all levels
●Promote consistent employee development at all levels
●Motivate urgency, creativity and dedication to Adtalem’s purpose
●Clearly communicate the link between pay and performance

Transparency
●Clear communication of compensation structure, rationale and outcomes to all employees and shareholders
●Simple and understandable structure that is easy for internal and external parties to understand
●Reasonable and logical relationship between pay at different levels
●Based on systematic goals that are objective and clear, with appropriate level of discretion

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

2020 EXECUTIVE COMPENSATION FRAMEWORK

Adtalem’s fiscal year 2020 incentive compensation program for executives was designed to link compensation performance with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

COMPENSATION SNAPSHOT

		Objective	Time Horizon	Performance Measures	Additional Explanation
Salary (cash)		Reflect experience, market competition and scope of responsibilities	Reviewed Annually	Assessment of performance in prior year	●Represents 16% and 28% of Total Direct Compensation for the CEO and other NEOs (on average), respectively.

Annual Incentive (cash)	MIP	Reward achievement of short-term operational business priorities	1 year	●Revenue* ●Adjusted Earnings Per Share* ●Individual Goals	●Represents 17% and 20% of Total Direct Compensation for the CEO and other NEOs (on average), respectively.

Long Term Incentive (equity)	Stock Options	Reward stock price growth and retain key talent	4 year ratable	●Stock price growth	●Represents 40% of NEO LTI
	RSUs	Align interests of management and shareholders, and retain key talent			●Represents 20-30% of NEO LTI
	ROIC PSUs	Reward achievement of multi-year financial goals, align interests of management and shareholders, and retain key talent	3 year	●ROIC	●Represents 30-40% of NEO LTI
	FCF PSUs			●FCF per share

*	A portion of the MIP payout for executive leadership of business segments and business units is also based on the revenue and operating income at such executive’s business segment or business unit.

ANALYSIS OF 2020 EXECUTIVE COMPENSATION

Annual Base Salary

Annual base salaries for NEOs are intended to reflect the scope of their responsibilities, the experience they bring to their roles, and the current market compensation for similar roles outside Adtalem. Once established, base salaries are reviewed annually to reflect the executive’s prior performance and respond to changes in market conditions. The table below lists the seven criteria the Compensation Committee uses to determine changes to salary from one year to the next.

Base salary adjustments are made based on seven criteria:
1. Adtalem’s overall financial performance compared to operating plan
2. Executive’s performance against established individual goals and objectives
3. Executive’s effectiveness in instilling a culture of academic quality, teamwork, student service and integrity
4. Executive’s expected future contributions
5. Comparison to peer group and other available market data
6. Merit increase parameters set for all colleagues in the organization
7. Discretion based on interaction and observation through the year

Fiscal Year 2020 Base Salary Decisions

In August 2019, the Board, based on the Compensation Committee’s recommendation in consultation with its independent consultant FW Cook, determined to maintain the base salary of Ms. Wardell, Adtalem’s President, Chairman and CEO, at the current level of $1,100,000 for fiscal year 2020. This decision was made considering a competitive review of compensation practices among Adtalem’s peer companies.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Based upon relevant, available market data and Ms. Wardell’s assessment of each NEO’s performance for the prior year, Ms. Wardell recommended to the Compensation Committee the annual base salary of each of the other NEOs at the outset of fiscal year 2020. Ms. Wardell’s recommendations regarding the other NEOs were made in consultation with the Senior Vice President of Human Resources. These recommendations were based upon their experience with and analysis of the market at that time, their monitoring of the compensation levels at other organizations in Adtalem’s market and Ms. Wardell’s assessment of each of the other NEO’s performance for the prior year. Our CEO does not participate in discussions regarding her own compensation.

	FY2019	FY2020	Percent Change
Lisa W. Wardell	$1,100,000	$1,100,000	—
Michael O. Randolfi(1)	$—	$600,000	—
Stephen W. Beard	$587,219	$600,020	2.2%
Kathy Boden Holland	$575,000	$592,250	3.0%
Karen S. Cox	$430,000	$438,600	2.0%
Patrick J. Unzicker	$525,313	$525,313	—
Mehul R. Patel	$447,200	$500,864	12%

(1)	Mr. Randolfi was hired on August 26, 2019 and therefore did not receive a salary increase for fiscal year 2020.

Annual Cash Incentive Compensation

The annual cash incentive, delivered through the MIP, provides NEOs with the opportunity to earn rewards based on the achievement of organizational and institutional performance, as well as, individual performance.

How the MIP Works

MIP target award opportunities for each NEO are set by the Compensation Committee based on factors including external surveys of practices for positions with similar levels of responsibility. These targets, which are expressed as a percentage of base salary, are then reviewed at the beginning of each fiscal year based on updated market compensation data.

For fiscal year 2020, the MIP provided Adtalem’s NEOs (other than the CEO) with a target award opportunity ranging from 60% to 80% of base salary. For this period, the target award opportunity for Ms. Wardell increased to 110% (from 105% in fiscal year 2019). Additionally, the award opportunity for Mr. Beard increased to 80% (from 70% in fiscal year 2019). No other changes were made to the MIP target award opportunity as a percentage of base salary for the other NEOs.

Creating a Strong Link to Pay-for-Performance

We believe the MIP payouts made to our NEOs for fiscal year 2020 support our executive compensation objective of pay-for-performance by rewarding our NEOs to the extent they met or exceeded pre-established individual performance goals and financial performance goals related to the institutions they oversee.

Actual awards can be higher or lower than the target opportunity based on the results for each performance measure. Performance below the threshold for the goal will result in no payment for that performance goal. Performance at or above threshold can earn an award ranging from 50% to 200% of the target amount. The maximum amount of 200% of target rewards exceptional performance compared to expectations, over-delivery of strategic initiatives, and/or achievement of initiatives not contemplated at the time goals were set.

Actual earned awards are determined after the fiscal year has ended and audited financial results have been substantially completed (i.e., in the beginning of the next fiscal year). Thus, MIP awards for fiscal year 2020 were determined and paid in the early part of fiscal year 2021, after the results for the fiscal year ended June 30, 2020 were confirmed. The payout is based on specific Adtalem adjusted earnings per share, Adtalem revenue, institution operating income and institution revenue measures set by the Compensation Committee prior to the start of the year in which the performance is measured, in addition to individual performance.

MIP Performance Measures

The Compensation Committee determined that Adtalem adjusted earnings per share and revenue, along with institution operating income and revenue, effectively balance top line revenue growth and bottom-line profitability and results and are the most appropriate short-term metrics to support our business objectives.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

In measuring performance, the Compensation Committee may adjust results for certain unusual, non-recurring or other items to ensure the MIP rewards true operational performance as it is perceived by investors and as consistently measured. Appendix A details the adjustments made in the last three fiscal years.

In instances where an institution has not demonstrated performance commensurate with the potential award, the Compensation Committee may exercise negative discretion and reduce MIP payouts for individuals with oversight over the applicable institution. In the case of acquisitions and dispositions, the Compensation Committee does not include revenue, and corresponding earnings per share or operating income, in their evaluation of achievement against targets unless such expected revenue, and corresponding earnings per share or operating income, had been factored into the performance target. Similarly, revenue, and corresponding earnings per-share or operating income performance is adjusted for dispositions during the year.

In addition to the actual results achieved, the Compensation Committee also considers individual performance over the course of that fiscal year for each NEO. Individual performance goals reflect functional results and/or institution performance appropriate for the executive, as well as academic outcomes, organizational strength and the advancement of Adtalem’s core values. Individual performance goals are designed to drive initiatives that support Adtalem’s strategy and further align leadership with Adtalem’s student-focused purpose.

The relative percentages assigned to the measures for each NEO(1) for fiscal year 2020 are as follows:

	Organizational, Institution and Individual Performance Measure Allocation
	Adtalem Adj.Earnings Per Share	Adtalem Revenue	Institution Operating Income	Institution Revenue	Individual Performance
Lisa W. Wardell	45%	40%			15%
Michael O. Randolfi	40%	30%			30%
Stephen W. Beard	40%	30%			30%
Kathy Boden Holland	20%	10%	25%	15%	30%
Karen S. Cox	20%	10%	25%	15%	30%

(1)	Messrs. Unzicker and Patel did not receive an incentive payment under the FY20 MIP and are therefore excluded from the above table.

2020 Performance Goals

Financial goals set for our MIP participants are derived from Adtalem’s fiscal year operating plans, which are recommended by Adtalem’s executive management team and approved by the Board at the beginning of each fiscal year. For fiscal year 2020, these plans translated to financial performance goals of $2.40 of adj. EPS and revenue of $1,109.5 million. Both of these financial performance goals have been adjusted to exclude Adtalem Brazil.

The table below shows the threshold, target, and maximum goals for earnings per share and revenue under the fiscal 2020 MIP, the performance achieved, and the resulting payout.

	Plan			Actual Results (excluding special items)(1)	Performance Relative to Plan	Payout %
Metric	Threshold	Target	Maximum
Adtalem Revenue	$998.5	$1,109.5	$1,331.4	$1,052.0	94.8%	74.1%
Adtalem Adjusted Earnings Per Share	$1.92	$2.40	$3.36	$2.28	95.0%	87.5%

(1)	See Appendix A for a reconciliation to reported results.

The fiscal year 2020 revenue target under the MIP was 9.4% higher than fiscal year 2019 actual results of $1,013.8 million (as restated from $1,239.7 million reported in last year’s proxy to reflect the inclusion of the May 31, 2019 OnCourse Learning acquisition and the completed divestiture of Adtalem Brazil) which reflected expected growth in the Medical and Healthcare and Financial Services segments. The 2020 earnings per share target goal under MIP was 4.8% higher than 2019 actual results of $2.29 (as restated from $2.84 reported in last year’s proxy to reflect the inclusion of the May 31, 2019 OCL acquisition and the completed divestiture of Adtalem Brazil), which, again reflected expected growth in the Medical and Healthcare and Financial Services segments and cost control measures across all segments and home office.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The focus in fiscal year 2020 was to align Adtalem’s portfolio to be positioned for growth as a leading workforce solutions provider and to complete the divestiture of Adtalem Brazil. Adtalem does not disclose the institution or segment performance goals utilized in its MIP due to the confidential nature of such information and the competitive harm that could result from its disclosure. The Compensation Committee considers the organization’s performance goals to represent the best estimate of what the organization could deliver if management, individually and collectively, were to materially satisfy its goals and objectives for the year. All goals are designed to be aggressive yet achievable, with the expectation that it would take extraordinary performance on the part of management to exceed them to the extent necessary to yield maximum incentive payouts under the MIP.

The Compensation Committee approves individual performance goals and objectives for the CEO at the beginning of each fiscal year. The CEO also works collaboratively with the other NEOs in developing their respective individual performance goals and in assigning weightings to such goals to place additional emphasis on tactical priorities. Individual performance goals are factors in determining base salary adjustments, annual cash incentive compensation and future awards of long-term incentive compensation. Individual performance goals intentionally include elements that can be rated objectively as well as, to a lesser extent, elements that are of a subjective nature. Individual performance goals are used to drive stretch performance across a broad range of areas considered critical to our strategy and purpose. This mix of objective and subjective criteria allows the evaluator — the independent members of the Board in the case of the CEO, and the CEO with input and approval from the Compensation Committee in the case of the other NEOs — to assess the individual’s performance against objective criteria, while utilizing his or her discretion to make adjustments based on the individual’s perceived contributions and other subjective criteria.

A summary of the primary individual performance goals and objectives established for each of our NEOs follows:

Lisa W. Wardell (Chairman of the Board, President and CEO)
●Achieve FY20 Operating Plan with an emphasis on top-line revenue growth and high-performance culture
●Drive the “talent first” agenda with a focus on the skill competencies needed for a growth organization
●Continued focus on academic outcomes and student success
●Drive strategic growth initiatives

Michael O. Randolfi (SVP and CFO)
●Achieve FY20 Operating Plan with an emphasis on top-line revenue growth and develop a high-performance culture
●Improve performance of the Student Operations Center of Excellence
●Optimize financial systems, tools and processes
●Drive the “talent first” agenda in Finance

Stephen W. Beard (Chief Operating Officer)
●Drive execution of the strategic plan
●Drive decision-making and execution that accelerates performance
●Build capabilities necessary to outperform our value agenda
●Ensure proactive risk assessment, risk mitigation and on-going improvements to governance

Kathy Boden Holland (Group President, Medical & Healthcare Education)
●Achieve vertical FY20 Plan for revenue and operating income and build organic growth momentum
●Achieve academic quality outcome targets
●Execute the enterprise strategy within the Medical & Healthcare vertical
●“Raise the bar” on talent and development expectations and drive structure effectiveness

Karen S. Cox (President, Chamberlain University)
●Achieve FY20 Plan for revenue and operating income and ensure organic growth initiatives stay on track
●Drive progress on new programs, maintaining a “student first” approach
●Ensure adequate resources and academic review processes support our achievement of academic goals
●Continue Chamberlain’s position as a thought leader in nursing and health professions

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Fiscal Year 2020 MIP Decisions

Based on an evaluation of organizational performance relative to MIP measures set at the beginning of fiscal year 2020, the final MIP awards were partially based on the following financial results, as adjusted for special items described in Appendix A:

●	Adtalem achieved 87.5% payout for the fiscal year 2020 adjusted earnings per share component; and
●	Adtalem achieved 74.1% payout for the fiscal year 2020 revenue component.

In addition, a portion of the MIP awards for Ms. Boden Holland and Ms. Cox were based on results from the performance of the institutions they oversee. Final MIP award calculations also took into consideration evaluations of individual performance for each NEO during the course of the fiscal year. Based on all of these applicable factors, the Compensation Committee approved the following MIP awards to the NEOs:

	Annual Target as a Percentage of Base Salary	FY2020 Target Award Opportunity	FY2020 Actual Award	Percent of Target Paid Based on FY2020 Performance
Lisa W. Wardell	110%	$1,210,000	$1,198,082	99%
Michael O. Randolfi	80%	$406,557	$354,640	87%
Stephen W. Beard	80%	$480,016	$562,723	117%
Kathy Boden Holland	70%	$414,575	$378,611	91%
Karen S. Cox	60%	$263,160	$249,660	95%

Set forth below, as an example of the MIP calculation for NEOs, is a summary of the calculation of the fiscal year 2020 award for Ms. Wardell:

	Target Award Opportunity (Weighting)	Target	Performance Achieved (Excluding Special Items)	Performance Relative to Target	Payout as a % of Target Award Opportunity based on Performance Relative to Target	Target Award Opportunity ($ Amount)	Actual Award
Adtalem Earnings Per Share	45%	$2.40	$2.28	95.0%	87.5%	$544,500	$476,438
Adtalem Revenue	40%	$1,109.5M	$1,052.0M	94.8%	74.1%	$484,000	$358,644
Individual Performance	15%				200%	$181,500	$363,000
TOTAL					99%	$1,210,000	$1,198,082

In reviewing the CEO’s performance, the Compensation Committee evaluated Ms. Wardell’s performance against each of her individual goals and determined a 200% payout for the individual performance component of her MIP award (which represents 15% of the total MIP opportunity) was appropriate. Specifically, the Compensation Committee wanted to recognize the CEO’s continued role in the transformation of the Company, and in particular, completing the divestiture of Adtalem Brazil in April 2020 in the midst of the pandemic. The divestiture – which was completed at an attractive valuation and thoughtfully hedged against currency risk – was a significant step in repositioning Adtalem as a leading workforce solutions provider. It further streamlined the enterprise, reduced portfolio risk and complexity, and advanced opportunities for growth and innovation in our core healthcare and financial services verticals. Additionally, the Committee felt the CEO had exceeded expectations in leading the Company through the disruptions of a global pandemic while preserving the organization’s financial performance. At the same time, the CEO outperformed in the delivery of superior academic outcomes with outstanding results for the NCLEX and USMLE exams, as well as the highest residency attainment rates in the history of the Company’s two medical schools. Finally, the Compensation Committee wanted to recognize the important talent moves the CEO had made during the year to continue to build a high performing executive team.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The Compensation Committee evaluated the other NEOs against their individual goals taking into consideration the following performance highlights:

Michael O. Randolfi	Instituted effective financial systems, processes and cost containment initiatives to drive focus on delivering the operating plan, particularly as the ATGE team managed the impacts of the pandemic. Successfully drove operating improvements in the Shared Operations Center of Excellence, drove significant improvements in the level of financial talent across the enterprise and created a collaborative, team-oriented, accountable culture in Finance.
Stephen W. Beard	Managed the successful divestiture of Adtalem Brazil and furthered the enterprise strategy, including the initiation of a communications and change process. Responsibilities expanded to include management of the Financial Services vertical with important and decisive talent decisions.
Kathy Boden Holland	Achieved strong academic outcomes across the Medical and Healthcare vertical, consolidated medical school operations to ensure leveraging of best practices and organizational effectiveness, and excellent management of the impact of the pandemic for the medical and healthcare institutions.
Karen S. Cox	Drove superior academic outcomes in Chamberlain University with strong gains in student net promoter score, made impactful changes to the leadership team and continued to provide thought leadership related to teaching and learning for nursing students.

Long-Term Incentive Compensation

Long-term incentive compensation at Adtalem consists of stock options, RSUs, and PSUs. The Compensation Committee targets the value of long-term incentive compensation for NEOs to represent a substantial percentage of their total compensation opportunity. These incentives are intended to serve three complementary objectives of our compensation program:

●	Promote long-term retention of key executives who are critical to our operations,
●	Reward executives for the delivery of long-term business results, and
●	Align executives’ long-term interests with those of our shareholders.

How The Long-Term Incentive Plan Works

The Compensation Committee granted equity awards to each of the NEOs in August 2019 based on both retrospective and prospective considerations and organizational and individual considerations. The Compensation Committee took into account the same seven criteria described in the “Annual Base Salary” section above in determining the amount of these awards. Awards were delivered through a mix of stock-based vehicles to provide a reasonable balance to the equity portfolio:

Tier	Name	Stock Options	RSUs	PSUs
CEO, CFO, COO and Group Presidents	Lisa W. Wardell Michael O. Randolfi Stephen W. Beard Kathy Boden Holland	40%	20%	20% ROIC/20% FCF per share
Other Senior Leadership Team	Karen S. Cox	40%	30%	15% ROIC/15% FCF per share

Stock Options: Stock options reward long-term value creation through increases in stock price. To promote retention, stock option grants vest in equal installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem. The Compensation Committee granted incentive stock options (“ISOs”) with a value of up to the $100,000 Internal Revenue Service (“IRS”) limitation applicable to each one-year vesting period. To the extent this limitation was met for any NEO, the remaining portion of the stock option award was issued in the form of non-qualified stock options. The Compensation Committee recognizes that Adtalem may not receive a tax deduction for ISOs, but weighed this consideration against the tax benefit ISOs provide to employees and the additional enhancement to Adtalem’s ability to attract and retain executives. The Compensation Committee determined it was in Adtalem’s best interest to continue utilizing ISOs in the manner described.

Focusing on Long-Term Results

The Compensation Committee believes that long-term equity compensation is an important retention tool and, therefore, chose to use a four-year ratable vesting schedule for grants of stock options and RSUs and a three-year cliff vesting schedule for PSUs, to encourage longer-term focus and retention.

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Restricted Stock Units (RSUs): RSUs align the interests of management with those of shareholders and reward long-term value creation. To promote retention, RSUs vest in equal installments over a four-year period beginning on the first anniversary of the grant date, subject to the NEO’s continuous service at Adtalem.

Performance Share Units (PSUs): PSUs are designed to reward strong performance based on two financial indicators, ROIC and FCF per share, to focus executives on profitability and effective capital allocation. In fiscal year 2020, PSUs granted to the NEOs were split equally among these two components. These PSUs vest after three years based on ROIC and FCF per share performance, respectively, as compared to the goals outlined in the following tables:

	ROIC Performance Goals (FY20-22)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
3-Year Goal for Fiscal Years 2020 - 2022	8.67%	11.17%	13.67%

	FCF Per Share Performance Goals (FY20-22)
Performance Period	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
3-Year Goal for Fiscal Years 2020 - 2022	$2.84	$4.05	$5.27

At the start of the performance period, average ROIC and FCF per share goals are set for the three-year period. Similar to goals for the MIP, these goals are based on the multi-year strategic plan. In some cases, stretch goals are built in to help bridge to out-year targets to ensure we are appropriately working towards our long-term strategic plan. In addition, in some cases, we conduct a “nearest neighbor” analysis, examining our closest competitors to ensure we are positioning ourselves appropriately in the market compared to peers in the industry.

Vesting for performance between threshold and target and between target and maximum is determined by straight-line interpolation.

The 2020 PSU grants also introduced a change in design such that vesting will be based only on performance averaged over the three-year period rather than the greater of the three-year average and the sum of the three single years individually, which applies to the 2019 PSUs. This design change is the result of shareholder questions regarding the need for two separate performance calculations and also serves to simplify the PSU construct.

Fiscal Year 2020 Long-Term Incentive Decisions

For fiscal year 2020, NEOs received the following stock-based awards:

	Stock Options	RSUs	PSUs	2020 Long-Term Incentive Grant
Lisa W. Wardell	$1,720,074	$939,827	$1,879,654	$4,539,555
Michael O. Randolfi(1)	$457,611	$1,999,845	$499,852	$2,957,308
Stephen W. Beard	$365,919	$200,028	$400,056	$966,003
Kathy Boden Holland	$329,412	$180,069	$360,138	$869,619
Karen S. Cox	$157,490	$128,868	$129,302	$415,660
Patrick J. Unzicker(2)	$—	$—	$—	$—
Mehul R. Patel(3)	$285,264	$156,204	$312,408	$753,876

(1)	Includes additional sign-on grant value of $1,749,919 delivered in restricted shares.
(2)	Mr. Unzicker did not receive a grant based on his separation from the Company in August 2019.
(3)	Mr. Patel forfeited these awards when he separated from the Company in February 2020.

2020 Proxy Statement      49

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Review of Performance Share Payouts from Fiscal Year 2018 Awards

Performance share awards granted in August 2017 to Ms. Wardell and Mr. Unzicker, which included both financial and mission-based PSUs, vested in 2020. The financial measure was ROIC, and the academic measures were based on achieving various academic milestones. The tables below show the performance measures and targets established for the August 2017 PSUs, the performance achieved, and the resulting payout.

		Performance Goals			Payout (as a % of Target)
Goal	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Financial-Based PSUs
ROIC	100%				85.4%
Academic-Based PSUs
DeVry University - Undergraduate Session to Session Persistence(1)	15%				100%
Chamberlain - BSN NCLEX(2) 1st Time Pass Rate	25%				60.9%
RUSM & AUC - USMLE 1st Time Pass Rate (Step1)(3)	10%				145.6%
RUSM & AUC - USMLE 1st Time Pass Rate (Step2 - CK)(3)	10%				98.2%
RUSM & AUC - USMLE 1st Time Pass Rate (Step2 - CS)(3)	10%				106.9%
Carrington - Retention(1)	10%				116.7%
Adtalem Brasil - General Course Index (“IGC”)	20%				139.1%
		Total Payout as a % of Target (Academic PSUs):			104.8%

(1)	For the above three-year calculation, DeVry University and Carrington performance was deemed to be met at the target level for fiscal year 2019 and 2020 due to the timing of the divestitures.
(2)	Chamberlain goals shown reflect the following for the three-year performance period: threshold is 500 bps less than the national nursing school pass rate norm; target is the national nursing school pass rate norm; and maximum is 500 bps above the national nursing school pass rate norm.
(3)	Medical school goals shown reflect the following for the three-year performance period: threshold is equal to the international medical school pass rate norm; maximum is equal to the US medical school pass rate norm; and target is equal to the midpoint between threshold and maximum.

COMPENSATION SETTING PROCESS

Role of the Compensation Committee

The Compensation Committee determines the appropriate level of compensation for the CEO and other NEOs. The Compensation Committee reviews and approves all components of annual compensation (base salary, annual cash incentive and long-term incentive) to ensure they align with the principles of Adtalem’s compensation program. In addition, the Compensation Committee meets periodically to review the design of the overall compensation program, approve performance targets and review management performance, and it assists in establishing CEO goals and objectives.

50      Adtalem Global Education Inc.

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Each year, the Compensation Committee recommends CEO compensation to the Board, taking into consideration the CEO’s performance evaluation and advice from the independent executive compensation consulting firm engaged by the Compensation Committee. In determining the CEO’s long-term incentive compensation, the Compensation Committee considers Adtalem’s absolute and relative performance, incentive awards to CEOs at comparable companies, past awards and the CEO’s expected future contributions, as well as other factors it deems appropriate.

The Compensation Committee approves base salary, annual cash incentive and long-term incentive compensation for Adtalem’s NEOs, except for the CEO whose compensation package is recommended by the Compensation Committee and approved by the independent members of the Board during executive session.

Role of the Executive Officers and Management

The CEO, in consultation with the Senior Vice President, Human Resources, provides the Compensation Committee with compensation recommendations for the other NEOs, including recommendations for annual base salary increases, annual cash incentive awards, and long-term incentive awards. None of our NEOs participate in discussions regarding their compensation. These recommendations are based on market-competitive compensation data and the CEO’s assessment of each NEO’s performance in the prior year. While these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

The Compensation Committee reviews and approves, with any modifications it deems appropriate, base salary, annual cash incentive awards and long-term incentive awards for Adtalem’s NEOs. The compensation package for the CEO is recommended by the Compensation Committee and approved by the independent members of the full Board during executive session.

Role of the Compensation Consultant

The Compensation Committee retains ultimate responsibility for compensation-related decisions. To add objectivity to the review process and inform the Compensation Committee of market trends and practices, the Compensation Committee engages the services of an independent executive compensation advisory firm. For fiscal year 2020, the Compensation Committee engaged FW Cook as its independent executive compensation consultant.

FW Cook analyzed Adtalem’s executive compensation structure and plan designs and assessed whether the executive compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders, students and other stakeholders.

For fiscal year 2020, FW Cook’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation, including peer group and broader market survey data;
●	Reviewing, analyzing and providing recommendations for Adtalem’s list of peer group companies;
●	Reviewing information developed by management for the Compensation Committee and providing input on such information to the Compensation Committee;
●	Attending and participating in all Compensation Committee meetings and most non-employee director executive sessions, as well as briefings with the Compensation Committee chair and management prior to meetings; and
●	Reviewing with management and the Compensation Committee the materials to be used in Adtalem’s Proxy Statement.

In the second half of fiscal year 2020, FW Cook also conducted a review of our non-employee director compensation program and recommended an annual retainer rate that was applicable throughout fiscal year 2020. Refer to “Director Compensation” beginning on page 31 for more detail.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, FW Cook to ensure executive compensation consulting independence. The process includes a review of the services FW Cook provides, the quality of those services, and fees associated with the services during the fiscal year. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Executive Compensation Peer Group

To ensure Adtalem continues to provide total executive compensation that is fair and competitively positioned in the marketplace, the Compensation Committee reviews the pay level, mix and practices of peer group companies. The Compensation Committee does not target any specific percentile levels in establishing compensation levels and opportunities.

While including all large publicly-held, private sector higher education schools, Adtalem’s peer group also includes a broader group of organizations in order to provide more comprehensive compensation data. Adtalem’s expanded peer group includes publicly-held organizations that provide services over an extended period of time. In consideration of Adtalem’s significant focus on healthcare education, which requires attracting and retaining seasoned healthcare professionals and executives, the peer group also includes healthcare services companies. Revenue of most of the peer group organizations is generally between one-half and two times Adtalem’s revenue.

Based on the recommendation of FW Cook, in February 2020, the Compensation Committee approved changes to the peer group. The Compensation Committee removed the following company from the prior year analysis due to their disparate size and/or lack of customer or human resources market alignment:

●	Service Corp. International

Additionally, the Compensation Committee added the following company to the prior year analysis, due to their stronger market alignment for executive talent and business focus:

●	2U Inc.

Adtalem’s resulting peer group is composed of:

2U Inc.	Cross Country Healthcare	Laureate Education
Amedisys	Ensign Group	MEDNAX, Inc.
AMN Healthcare	Graham Holdings Company	Perdoceo Education
Bright Horizons Family Solutions LLC	Grand Canyon Education, Inc.	Strategic Education
Brookdale Senior Living Inc.	Houghton Mifflin Harcourt	Tivity Health
Chegg	John Wiley & Sons	WW International
Chemed	K12

ADDITIONAL EXECUTIVE COMPENSATION PRACTICES

Deferred Compensation

Adtalem maintains the Nonqualified Deferred Compensation Plan that allows certain employees, including the NEOs, to defer up to 50% of salary and 100% of the MIP compensation until termination of service or certain other specified dates. Adtalem credits matching contributions to participants’ accounts to the extent they have elected to defer the maximum contributions under Adtalem’s Retirement Plan, which is a 401(k) plan, and their matching contributions are limited by the Internal Revenue Code of 1986, as amended (the “Code”) provisions.

The Nonqualified Deferred Compensation Plan enables the NEOs and other eligible employees with a certain level of annual compensation to save a portion of their income for retirement on a scale consistent with other employees not subject to IRS limits.

The Nonqualified Deferred Compensation Plan is not 100% funded by Adtalem and participants have an unsecured contractual commitment by Adtalem to pay the amounts due under such plan.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Other Benefits

NEOs are eligible to participate in a number of broad-based benefit programs, which are the same ones offered to most employees at Adtalem, including health, disability and life insurance programs.

We do not offer a defined benefit pension plan, and, therefore, our Retirement Plan and the Nonqualified Deferred Compensation Plan are the only retirement savings vehicles for executives.

In general, we do not provide benefits or perquisites to our NEOs that are not available to other employees, with the exception of personal financial planning services.

Benefits and perquisites make up the smallest portion of each NEO’s total compensation package. The nature and quantity of perquisites provided by Adtalem did not change materially in fiscal year 2020 versus 2019, consistent with our philosophy that benefits and perquisites should not represent a meaningful component of our compensation program. The Compensation Committee periodically reviews the benefit and perquisite program to determine if adjustments are appropriate.

The “All Other Compensation” column of the 2020 Summary Compensation Table shows the amounts of benefit and perquisite compensation we provided for fiscal years 2018, 2019 and 2020 to each of the NEOs.

Employment Agreements

Adtalem has entered into employment agreements with each employed NEO that provide for:

●	Initial annual base salary, subject to annual increases (no decreases except in the case of an across-the-board reduction affecting all executives equally);
●	Annual cash incentive opportunity under the MIP, targeted at a percentage of base salary;
●	Benefits and perquisites generally available to senior management;
●	Reimbursement of expenses consistent with Adtalem’s policy in effect at the time; and
●	Severance benefits that will be provided upon certain terminations of employment, as further described on pages 64-66 under the caption “2020 Potential Payments Upon Termination or Change-in-Control.”

Employment Agreements

Employment agreements provide NEOs with a guaranteed level of financial protection upon loss of employment. Adtalem believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.

The Compensation Committee believes that agreements provide:

●Security and incentives that help retain and attract top executives;
●Greater ability for Adtalem to retain key executives following an extraordinary corporate transaction; and
●Benefits to Adtalem including non-competition and non-solicitation covenants by NEOs.

Separation Agreements

Adtalem entered into a separation agreement with Mr. Unzicker in connection with his separation as SVP, CFO & Treasurer on August 30, 2019. The agreement provides for the following:

●	Salary continuance equivalent to one and one-half times base salary delivered in monthly installments over 18 months;
●	One and one-half times the target value of Mr. Unzicker’s annual incentive award opportunity under the Management Incentive Plan (MIP), delivered in monthly installments over 18 months;
●	Accelerated vesting of the portion of Mr. Unzicker’s outstanding awards that would have vested between his separation date and August 30, 2020 (with performance shares vesting based on actual achievement of performance goals during the applicable performance period); and
●	If he elected COBRA, premiums at active employee rates until the earlier of December 31, 2020 or coverage under another employer’s plan.

2020 Proxy Statement     53

Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

The severance benefits were conditioned on Mr. Unzicker signing a release of claims, and Mr. Unzicker is subject to a non-compete and non-solicitation provisions until August 30, 2020.

Adtalem did not enter into a separation agreement with Mr. Patel in connection with his voluntary resignation as Group President, Financial Services effective February 29, 2020.

Change-in-Control

Adtalem provides benefits to its NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (e.g., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, as of November 8, 2017, when our shareholders approved the Fourth Amended and Restated Incentive Plan of 2013 (the “2013 Incentive Plan”), Adtalem’s equity compensation plans, and the award agreements used to implement them, provide for accelerated vesting of outstanding equity awards in the event of a change-in-control of Adtalem, only in the event (a) Adtalem (or its successor) ceases to be publicly traded, (b) the successor to Adtalem fails to assume outstanding awards or to issue new awards in replacement of outstanding awards, or (c) if the participant is terminated without cause or resigns for good reason within two years following the change-in-control. Awards issued prior to November 8, 2017 provide for accelerated vesting in the event of a change-in-control.

See “2020 Potential Payments Upon Termination or Change-in-Control” on pages 64-66 for a detailed description of potential payments and benefits to the NEOs under Adtalem’s compensation plans and arrangements upon termination of employment or a change of control of Adtalem.

OTHER EXECUTIVE COMPENSATION CONSIDERATIONS AND POLICIES

Stock Ownership Guidelines

Stock ownership guidelines have been in place for our directors and executive officers since 2010 and are intended to align their interests with our shareholders by requiring them to be subject to the same long-term stock price volatility our shareholders experience. Each of our non-employee Board members, except for Mr. Malafronte, are expected to maintain ownership of Adtalem Common Stock valued equal to or in excess of five times their annual retainer. Mr. Malafronte, who was appointed to the Board pursuant to a Support Agreement between Adtalem and a shareholder, IVA, and has declined all compensation for his service, is not subject to the ownership guidelines.

In February 2019, our Board increased the required ownership values for certain executive officers, including certain of our NEOs, to better reflect market practice and the scope of their roles. For fiscal year 2020, these ownership levels remained consistent as described in the table below:

Linking Compensation to Stock Performance

Stock ownership guidelines tie the compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holdings. Currently, all NEOs and directors who are no longer subject to a phase-in period have met the minimum ownership requirements.

Position	NEOs	Number of Shares Equivalent to:
CEO	Lisa W. Wardell	5 times base salary
CFO	Michael O. Randolfi	3 times base salary
COO	Stephen W. Beard	3 times base salary
Key operational leaders	Kathy Boden Holland Karen S. Cox	2 times base salary
All other executive officers		1 ½ times base salary

Our directors and executive officers have five years following their election, date of appointment or promotion to an executive officer position, as the case may be to achieve their stock ownership level. Additionally, our executive officers have until the later of five years from their appointment or adoption of the increased guidelines to achieve the new stock ownership levels.

Shares that count toward satisfaction of the guidelines include Adtalem’s Common Stock directly and/or beneficially owned, Adtalem’s Common Stock held in Adtalem’s Retirement Plan, Adtalem’s Common Stock held in Adtalem’s Nonqualified Deferred Compensation Plan, and the after-tax value of unvested RSUs and PSUs and/or vested in-the-money options, provided that these make up no more than 50% of the ownership expectation.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Our stock ownership guidelines are deemed to continue to be met by an individual who has achieved the required ownership level but then falls below solely due to a decline in Adtalem’s Common Stock price. Absent exigent circumstances, executives who have not yet met the guidelines at the end of their five-year phase-in period are required to retain, until the guidelines are satisfied, 100% of the after-tax shares received from option exercises or the vesting of RSUs or PSUs.

Incentive Compensation Recoupment Policy

Adtalem has adopted an incentive compensation recoupment policy that applies to all executive officers. The policy provides that, in addition to any other remedies available to Adtalem (but subject to applicable law), if the Board or any committee of the Board determines that it is appropriate, Adtalem may recover (in whole or in part) any incentive payment, commission, equity award or other incentive compensation received by an executive officer of Adtalem to the extent that such incentive payment, commission, equity award or other incentive compensation is or was paid on the basis of any financial results that are subsequently restated due to executive officer conduct that is determined by the independent directors to have been knowingly or intentionally, fraudulent or illegal.

Deductibility of Compensation

Adtalem analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Code generally disallows a tax deduction to publicly traded companies for certain compensation in excess of $1 million per year paid to “covered employees.” “Covered employees” include the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated officers. Once an executive officer qualifies as a covered employee, he or she will continue to be treated as a covered employee indefinitely, even after ceasing to serve as an executive officer or separating from Adtalem. Historically, the company’s compensation plans were structured so that compensation would be performance-based and deductible under Section 162(m) of the Code. However, The Tax Cuts and Jobs Act enacted on December 22, 2017 eliminated the performance-based compensation exemption from the Section 162(m) $1 million per year dollar deduction limit, with an exception for certain “grandfathered agreements” in effect on November 2, 2017. The company intends to administer outstanding “grandfathered agreements” and plans to the extent compatible with business needs to preserve potential deductions.

The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Compensation Committee reviews each material element of compensation on a continuing basis and believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved and may in the future approve compensation arrangements for executive officers that are not fully deductible.

Compensation Risk Analysis

The Compensation Committee, with the assistance of its consultant, FW Cook, conducted an annual assessment of our compensation program to ensure it does not encourage unnecessary or excessive risk taking that could have an adverse effect on Adtalem.

The risk assessment covered all compensation programs, including those in which our top executives and NEOs participate.

Through this process, FW Cook and the Compensation Committee have concluded that Adtalem’s compensation programs do not encourage behaviors that could create material risk to the organization. More specifically, the Compensation Committee concluded that:

●	Adtalem’s compensation programs are well-designed to encourage behaviors aligned with the long-term interests of shareholders.
●	There is appropriate balance in the executive compensation program structure to mitigate compensation-related risk with fixed and variable pay, cash and equity, corporate and business unit goals, financial and non-financial goals, and formulas and discretion.
●	The Compensation Committee has approved policies to mitigate compensation risk, including stock ownership guidelines, insider-trading prohibitions, and clawbacks.
●	Additionally, the Compensation Committee exercises an appropriate level of independent oversight into compensation decisions and related risk.

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Proposal No. 3 Say-on-pay: Advisory Vote to Approve the Compensation of Our Named Executive Officers (“NEOs”)

Prohibition on Hedging and Pledging

Our insider trading policy prohibits employees and directors from engaging in any transaction that is designed to hedge or offset any decrease in the market value of equity securities issued by Adtalem. In addition, except as expressly approved by our general counsel, employees and directors may not hold Adtalem securities in a margin account or pledge Adtalem securities as collateral for a loan. None of our executive officers or directors have requested approval to hold Adtalem securities in a margin account or to pledge Adtalem securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board hereby furnishes the following report to the shareholders of Adtalem in accordance with rules adopted by the SEC. The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis of this Proxy Statement with Adtalem’s management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted on behalf of the members of the Compensation Committee:

Michael W. Malafronte, Chair
William W. Burke
Lyle Logan
Kenneth J. Phelan

56     Adtalem Global Education Inc.

Executive Compensation Tables

2020 SUMMARY COMPENSATION TABLE

This table shows the compensation of each of our NEOs for fiscal years ended June 30, 2020, June 30, 2019 and June 30, 2018, respectively.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation(6) ($)	Total ($)
Lisa W. Wardell Chairman of the Board, Chief Executive Officer and President	2020	1,100,000	—	2,819,481	1,720,074	1,198,082	133,442	6,971,079
	2019	1,083,654	—	—	—	1,135,605	153,935	2,373,194
	2018	1,000,529	—	4,499,886	4,915,314	1,190,869	115,611	11,722,209

Michael O. Randolfi(7) Senior Vice President and Chief Financial Officer	2020	484,615	400,000	2,499,697	457,611	354,640	14,985	4,211,548

Stephen W. Beard(8) Chief Operating Officer	2020	597,558	—	600,084	365,919	562,723	40,534	2,166,818
	2019	535,700	—	449,790	324,666	388,913	23,341	1,722,410
Kathy Boden Holland Group President, Medical and Healthcare	2020	588,933	—	540,207	329,412	378,611	52,527	1,889,690
	2019	575,000	—	450,279	324,666	405,226	39,054	1,794,225

Karen S. Cox President, Chamberlain University	2020	436,946	—	258,170	157,490	249,660	40,566	1,142,832

Patrick J. Unzicker(9) Former Senior Vice President, Chief Financial Officer and Treasurer	2020	111,124	—	—	—	—	322,689	433,813
	2019	522,849	—	419,379	303,161	370,808	51,545	1,667,742
	2018	492,788	—	540,027	393,181	407,289	42,733	1,876,018

Mehul R. Patel(9) Former Group President, Financial Services	2020	346,064	—	468,612	285,264	—	45,941	1,145,881
	2019	443,892	—	347,274	251,236	344,772	46,337	1,433,511
	2018	337,385	250,000	529,816	—	215,827	13,490	1,346,518

(1)

This column shows the salaries earned by Adtalem to its NEOs in fiscal years 2020, 2019, and 2018. The following NEOs have elected to defer a portion of their salaries under the Nonqualified Deferred Compensation Plan: Ms. Wardell ($261,230 for 2020, $32,510 for 2019 and $30,016 for 2018); Mr. Beard ($9,975 for 2020); Ms. Boden Holland ($485,124 for 2020 and $35,385 for 2019); Ms. Cox ($18,726 for 2020); Mr. Unzicker ($9,020 for 2020, $10,457 for 2019 and $9,856 for 2018); and Mr. Patel ($28,620 for 2020, $13,317 for 2019 and $10,237 for 2018). Amounts shown are inclusive of these deferrals.

(2)	This column includes the $400,000 signing bonus paid to Mr. Randolfi in fiscal year 2020 and the $250,000 signing bonus paid to Mr. Patel in fiscal year 2018.
(3)

This column includes a sign-on grant value of $1,749,919 to Mr. Randolfi delivered in restricted shares. The amounts reported in the Stock Awards column represents the grant date fair value of awards of both PSUs and RSUs, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2020, 2019 and 2018 calculations can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2020; Note 5: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2019; and Note 5: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2018, respectively. The grant date fair values of the PSUs are based on the probable outcome of the performance conditions to which the PSUs are subject, and the shares the recipient would receive under such outcome. The 2020 Grants of Plan-Based Awards shows the values of PSU awards, assuming that the highest levels of the performance conditions are achieved.

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Executive Compensation Tables

(4)

The amounts reported in the Options Awards column represent the grant date fair value, which is an estimated value computed in accordance with FASB ASC Topic 718. The assumptions used for fiscal years 2020, 2019 and 2018 calculations can be found at Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2020; Note 5: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2019; and Note 5: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2018, respectively.

(5)

The MIP compensation reported in this column was earned in fiscal years 2020, 2019 and 2018 and paid in fiscal years 2021, 2020 and 2019, respectively, based upon the MIP guidelines. Certain NEOs have elected to defer a portion of their MIP compensation under the Nonqualified Deferred Compensation Plan, specifically: Ms. Wardell ($119,808 for 2020, $113,560 for 2019 and $119,087 for 2018), Mr. Beard ($56,272 for 2020) and Ms. Boden Holland ($189,305 for 2020 and $392,246 for 2019). Amounts shown are inclusive of these deferrals.

(6)	The amounts indicated in the “all other compensation” column for 2020 include the following:

●Matching contributions credited under the Retirement Plan for Ms. Wardell ($18,031); Mr. Randolfi ($14,331); Mr. Beard ($19,749); Ms. Boden Holland ($19,513); Ms. Cox ($22,173); Mr. Unzicker ($3,494) and Mr. Patel ($10,000).
●Company contributions credited under the Nonqualified Deferred Compensation Plan for Ms. Wardell ($98,169); Mr. Beard ($3,975); Ms. Boden Holland ($31,772); Ms. Cox ($9,326); Mr. Unzicker ($6,501) and Mr. Patel ($17,709).
●Group life insurance premiums paid by Adtalem for Ms. Wardell ($1,242); Mr. Randolfi ($654); Mr. Beard ($810); Ms. Boden Holland ($1,242); Ms. Cox ($3,067); Mr. Unzicker ($187) and Mr. Patel ($574).
●Personal financial planning services for Ms. Wardell ($16,000), Mr. Beard ($16,000) and Ms. Cox ($6,000).
●Severance compensation for Mr. Unzicker ($297,677).
●Lump sum payout of unused vacation days for Mr. Unzicker ($14,830) and Mr. Patel ($17,658).

(7)	Mr. Randolfi succeeded Mr. Unzicker as Senior Vice President and Chief Financial Officer in August 2019.
(8)	Mr. Beard accepted an expanded role as Chief Operating Officer and Head of Financial Services in February 2020 and was succeeded by Mr. Chaka Patterson as SVP, General Counsel and Corporate Secretary.
(9)	Mr. Unzicker’s employment ended on August 30, 2019. Mr. Patel resigned from his position effective February 29, 2020.

Employment Agreements with Chief Executive Officer and Other Named Executive Officers

Adtalem has entered into employment agreements with each of its NEOs, which are described on pages 64-65 under the caption “Employment Agreements.”

58     Adtalem Global Education Inc.

Executive Compensation Tables

2020 GRANTS OF PLAN-BASED AWARDS

This table sets forth information regarding non-equity incentive plan awards, equity incentive plan awards, RSUs and stock options granted to the NEOs in fiscal year 2020.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards(8)
Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Lisa W. Wardell
	605,000	1,210,000	2,420,000
8/28/2019				21,660	43,320	64,980					$1,879,654
8/28/2019									101,300	43.39	$1,720,074
8/28/2019							21,660				$939,827
Michael O. Randolfi(9)
	203,279	406,557	813,114
8/28/2019				5,760	11,520	17,280					$499,852
8/28/2019									26,950	43.39	$457,611
8/28/2019							46,090	(9)			$1,999,845
Stephen W. Beard
	240,008	480,016	960,032
8/28/2019				4,610	9,220	13,830					$400,056
8/28/2019									21,550	43.39	$365,919
8/28/2019							4,610				$200,028
Kathy Boden Holland
	207,288	414,575	829,150
8/28/2019				4,150	8,300	12,450					$360,138
8/28/2019									19,400	43.39	$329,412
8/28/2019							4,150				$180,069
Karen S. Cox
	131,580	263,160	526,320
8/28/2019				1,490	2,980	4,470					$129,302
8/28/2019									9,275	43.39	$157,490
8/28/2019							2,970				$128,868
Mehul R. Patel
	175,303	350,605	701,210
8/28/2019				3,600	7,200	10,800					$312,408
8/28/2019									16,800	43.39	$285,264
8/28/2019							3,600				$156,204

(1)

Payouts under the MIP were based on performance in fiscal year 2020. Therefore, the information in the “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts when the performance goals were set on August 28, 2019. The amounts actually paid under the MIP for fiscal year 2020 appear in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table.

(2)

Pursuant to the MIP, performance below a performance goal threshold will result in no payment with respect to that performance goal. If a performance goal threshold is met, then the amount shown in this column represents the minimum incentive payment, 50% of the target.

(3)	The amount shown in this column represents the target incentive payment under the MIP, which is calculated as a set percentage of base salary.

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(4)	Pursuant to the MIP, the amount shown in this column represents the maximum incentive payment, 200% of the target.
(5)

PSUs were granted under the 2013 Incentive Plan. The awards consist of 50% with a target based on ROIC over a period of three fiscal years and 50% with a target based on FCF per share over a period of three fiscal years. PSUs will pay out 0% for below threshold performance, and between 50% of target payout for threshold performance and 150% of target for achieving maximum performance or above. Straight-line interpolation will be used to determine achievement between threshold and target.

(6)

Stock option awards on August 28, 2019 were issued as part of the annual incentive award under the 2013 Incentive Plan, which become exercisable at 25% per year for four years beginning on the first anniversary of the date of grant and have a maximum term of ten years.

(7)	All options granted on August 28, 2019 have an exercise price equal to the closing sales price of the Common Stock on the date of grant.
(8)

This column shows the grant date fair value of PSUs (assuming payout at target value), RSUs and stock options granted on August 28, 2019, in fiscal year 2020, computed in accordance with FASB ASC Topic 718, which was $16.98 for stock options and $43.39 for each of RSUs and PSUs. Also see Note 17: Stock-Based Compensation to our audited financial statements in Adtalem’s Annual Report on Form 10-K for the year ended June 30, 2020 for an explanation of the assumptions made by Adtalem in the valuation of stock option awards.

(9)	40,330 of these RSUs were delivered in connection with Mr. Randolfi’s onboarding package when joining Adtalem.

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2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table sets forth information for each NEO with respect to stock options, RSUs and PSUs held by the NEOs as of June 30, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Lisa W. Wardell	194,569	—	17.54	5/26/2026
	143,681	47,894	23.78	8/25/2026
	—	335,975	33.90	8/23/2027
		101,300	43.39	8/28/2029
					31,123	969,481	176,060	5,484,269
Michael O. Randolfi	—	26,950	43.39	8/28/2029
					46,090	1,435,704	11,520	358,848
Stephen W. Beard	3,868	11,607	49.05	8/22/2028
	—	21,550	43.39	8/28/2029
					10,748	334,800	13,800	429,870
Kathy Boden Holland	3,868	11,607	49.05	8/22/2028
	—	19,400	43.39	8/28/2029
					9,160	285,334	19,850	618,328
Karen S. Cox	2,093	6,282	48.40	8/27/2028
	—	9,275	43.39	8/28/2029
					4,830	150,455	5,460	170,079
Patrick J. Unzicker	3,225	—	38.71	8/27/2020
	3,775	—	41.87	8/30/2020
	4,875	—	43.47	8/30/2020
	7,225	—	49.05	8/30/2020
					—	—	10,620	330,813
Mehul R. Patel	—	—	—	—	—	—	—	—

(1)

The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 25% on each of the first four anniversaries of the date of grant, except for Ms. Wardell’s August 23, 2027 expiration dated grant related to a double grant awarded that vests 50% on each of the third and fourth anniversaries of the date of grant. Ms. Wardell’s May 26, 2026 expiration dated grant relates to an option granted to her as part of an initial sign-on award granted upon her appointment as President and CEO to compensate for forgone compensation at her prior employer and to align her compensation with Adtalem’s performance.

Option Expiration Dates	Grant Dates	Options Vesting Dates
8/27/2020	8/27/2010	8/27/2011	8/27/2012	8/27/2013	8/27/2014
8/24/2021	8/24/2011	8/24/2012	8/24/2013	8/24/2014	8/24/2015
8/29/2022	8/29/2012	8/29/2013	8/29/2014	8/29/2015	8/29/2016
8/21/2023	8/21/2013	8/21/2014	8/21/2015	8/21/2016	8/21/2017
8/20/2024	8/20/2014	8/20/2015	8/20/2016	8/20/2017	8/20/2018
8/26/2025	8/26/2015	8/26/2016	8/26/2017	8/26/2018	8/26/2019
5/26/2026	5/26/2016	5/26/2017	5/26/2018	5/26/2019	5/26/2020
8/25/2026	8/25/2016	8/25/2017	8/25/2018	8/25/2019	8/25/2020
8/23/2027	8/23/2017	8/23/2018	8/23/2019	8/23/2020	8/23/2021
8/22/2028	8/22/2018	8/22/2019	8/22/2020	8/22/2021	8/22/2022
8/27/2028	8/27/2018	8/27/2019	8/27/2020	8/27/2021	8/27/2022
8/28/2029	8/28/2019	8/28/2020	8/28/2021	8/28/2022	8/28/2023

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(2)

The table below details the vesting schedule for RSUs, which vest 25% on each of the first four anniversaries of the date of grant, except for Mr. Randolfi’s August 28, 2019 dated grant. In addition to the annual grant, Mr. Randolfi received a second RSU grant as part of an initial sign-on award granted upon his appointment as Chief Financial Officer to compensate for forgone compensation at his prior employer, which vests 40% on each of the first and second anniversaries and 20% on the third anniversary of the date of grant.

Name	Grant Date	Number of RSUs Vesting
		Year 1	Year 2	Year 3	Year 4	Total
Lisa W. Wardell	8/25/2016	—	—	—	9,463	9,463
Lisa W. Wardell	8/28/2019	5,415	5,415	5,415	5,415	21,660
Michael O. Randolfi	8/28/2019	1,440	1,440	1,440	1,440	5,760
Michael O. Randolfi	8/28/2019	16,132	16,132	8,066	—	40,330
Stephen W. Beard	2/13/2018	—	—	1,347	1,348	2,695
Stephen W. Beard	8/22/2018	—	1,148	1,147	1,148	3,443
Stephen W. Beard	8/28/2019	1,152	1,153	1,152	1,153	4,610
Kathy Boden Holland	5/9/2018	—	—	1,357	1,358	2,715
Kathy Boden Holland	8/22/2018	—	765	765	765	2,295
Kathy Boden Holland	8/28/2019	1,037	1,038	1,037	1,038	4,150
Karen S. Cox	8/27/2018	—	620	620	620	1,860
Karen S. Cox	8/28/2019	742	743	742	743	2,970

(3)	Represents the value derived by multiplying the number of shares of Common Stock covered by RSUs granted by $31.15 (the closing market price of Adtalem’s Common Stock on June 30, 2020).
(4)	The table below details the vesting schedule for PSUs. In general, PSUs vest following the third anniversary of their grant date.
Name	Grant Date	Vesting Date	Number of PSUs Vesting
Lisa W. Wardell	8/23/2017	8/23/2020	132,740
Lisa W. Wardell	8/28/2019	8/28/2022	43,320
Michael O. Randolfi	8/28/2019	8/28/2022	11,520
Stephen W. Beard	8/22/2018	8/22/2021	4,580
Stephen W. Beard	8/28/2019	8/28/2022	9,220
Kathy Boden Holland	5/9/2018	8/22/2021	5,430
Kathy Boden Holland	8/22/2018	8/22/2021	6,120
Kathy Boden Holland	8/28/2019	8/28/2022	8,300
Karen S. Cox	8/27/2018	8/27/2021	2,480
Karen S. Cox	8/28/2019	8/28/2022	2,980
Patrick J. Unzicker	8/23/2017	8/23/2020	10,620

(5)

Represents the value derived by multiplying the number of shares of Common Stock covered by the PSUs by $31.15 (the closing market price of Adtalem’s Common Stock on June 30, 2020). The value provided assumes a PSU payout at target value.

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2020 OPTIONS EXERCISES AND STOCK VESTED

This table provides information for the NEOs concerning stock options that were exercised and PSUs and RSUs that vested during fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Lisa W. Wardell	—	—	106,381	4,534,878
Michael O. Randolfi	—	—	—	—
Stephen W. Beard	—	—	2,495	105,119
Kathy Boden Holland	—	—	2,123	86,039
Karen S. Cox	—	—	620	27,193
Patrick J. Unzicker	63,953	531,904	15,929	703,489
Mehul R. Patel	—	—	2,378	86,961

(1)	Value Realized on Exercise. If the exercise was executed as part of a cashless transaction where the shares acquired were immediately sold, this represents the difference between the sales price of the shares acquired and the option exercise price multiplied by the number of shares of Common Stock covered by the options exercised. If the exercise was executed as part of a buy and hold transaction, this represents the difference between the closing market price of the Common Stock for the date of exercise of the option and the option exercise price multiplied by the number of shares of Common Stock covered by the options held.
(2)	Value Realized on Vesting. For Ms. Wardell, this amount represents PSUs originally granted in August 2016 that vested in August 2019, RSUs originally granted in May 2016 that vested in May 2020, and RSUs originally granted in August 2016 that vested in August 2019. For Mr. Beard, this amount represents RSUs originally granted in February 2018 that vested in February 2020 and RSUs originally granted in August 2018 that vested in August 2019. For Ms. Boden Holland, this amount represents RSUs originally granted in May 2018 that vested in May 2020 and RSUs originally granted in August 2018 that vested in August 2019. For Ms. Cox, this amount represents RSUs originally granted in August 2018 that vested in August 2019. For Mr. Patel, this amount represents RSUs originally granted in November 2017 that vested in November 2019 and RSUs originally granted in August 2018 that vested in August 2019. For Mr. Unzicker, this amount represents PSUs originally granted in August 2016 that vested in August 2019 and RSUs originally granted in August 2015, August 2016, August 2017, and August 2018 that vested in August 2019.

2020 NONQUALIFIED DEFERRED COMPENSATION

This table sets forth information about activity for NEOs in our Nonqualified Deferred Compensation Plan during fiscal year ended June 30, 2020.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4)
Lisa W. Wardell	163,060	98,169	16,227	1,142,409
Michael O. Randolfi	—	—	—	—
Stephen W. Beard	6,000	3,975	611	10,586
Kathy Boden Holland	453,351	31,772	3,497	699,488
Karen S. Cox	9,400	9,326	957	23,428
Patrick J. Unzicker	2,519	6,501	(24,537)	135,789
Mehul R. Patel	10,912	17,709	659	83,307

(1)	Executive Contributions in Last Fiscal Year. The amount of executive contributions made by each NEO and reported in this column is included in each NEO’s compensation reported on the 2020 Summary Compensation Table, either in the “Salary” or “Non-Equity Incentive Plan Compensation” column. See footnotes 1 and 5 of the 2020 Summary Compensation Table for specific deferrals made by each NEO.

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(2)	Registrant Contributions in Last Fiscal Year. The amount of Adtalem contributions made and reported in this column is included in each NEO’s compensation reported on the 2020 Summary Compensation Table in the “All Other Compensation” column.
(3)	Aggregate Earnings in Last Fiscal Year. These amounts represent the earnings in the Nonqualified Deferred Compensation Plan for fiscal year 2020. These amounts are not reported in the 2020 Summary Compensation Table.
(4)	Aggregate Balance at Last Fiscal Year End. The aggregate balance as of June 30, 2020 reported in this column for each NEO reflects amounts that either are currently reported or were previously reported as compensation in the 2020 Summary Compensation Table for current or prior years, except for the aggregate earnings on deferred compensation.

DEFERRED COMPENSATION PLAN

The Nonqualified Deferred Compensation Plan covers directors and selected key employees approved for participation by the Compensation Committee. All of the NEOs are eligible to participate in the Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan as it applies to employees, participants may make an advance election to defer up to 50% of salary and up to 100% of MIP compensation until termination of service with Adtalem or certain other specified dates. Adtalem credits matching contributions to participants’ accounts under the Nonqualified Deferred Compensation Plan to the extent they have elected to defer the maximum amount under Adtalem’s Retirement Plan, and their matching contributions to the Retirement Plan are limited by applicable Code provisions. Adtalem may also credit participants’ accounts with discretionary contributions. Participants are fully vested in their own deferral and matching contributions, plus earnings, and will vest in discretionary contributions, if any, as determined by the Compensation Committee. Participants may elect to have their Nonqualified Deferred Compensation Plan accounts credited with earnings based on various investment choices made available by the Compensation Committee for this purpose. Participants may elect to have account balances paid in a lump sum or in installments. Distributions are generally made or commence in January of the year following termination of employment (but not earlier than six months after termination) or January of the year in which the specified payment date occurs. In the event of death before benefits commence, participants’ accounts will be paid to their beneficiaries in a lump sum.

2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Adtalem provides benefits to the NEOs upon termination of employment from Adtalem in specific circumstances. These benefits are in addition to the benefits to which these NEOs would be generally entitled upon a termination of employment (i.e., vested retirement benefits accrued as of the date of termination, stock-based awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). In addition, Adtalem’s equity compensation plans and the stock award agreements used to implement them provide for accelerated vesting of outstanding stock awards in the event of a change-in-control of Adtalem, regardless of whether a termination of employment occurs for awards granted prior to November 8, 2017.

Employment Agreements

MS. WARDELL

Adtalem entered into an employment agreement with Ms. Wardell effective as of her May 24, 2016 appointment as President and CEO. The employment agreement provides, among other things, that if her employment is terminated by Adtalem without “cause” or by Ms. Wardell with “good reason,” and if she executes a release of claims, she will be entitled to a lump sum payment equal to 12 months of base salary and a prorated MIP award based on actual performance for the fiscal year and paid in a lump sum at the same time MIP awards are paid to other employees.

If such termination of employment occurs within 12 months of a “change-in-control,” and she executes a release of claims, she will be entitled to (i) a lump sum payment equal to two times base salary and the average of the MIP award paid to her for the prior two fiscal years; and (ii) accelerated vesting of all outstanding stock options.

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OTHER NEOs

Adtalem has entered into similar employment arrangements with each of the other NEOs, Mr. Randolfi, Mr. Beard, Ms. Boden Holland and Ms. Cox. Adtalem also had employment agreements with Mr. Unzicker and Mr. Patel. These employment agreements provide, among other things, that if the NEO’s employment with Adtalem is terminated by Adtalem without “cause” or by the NEO with “good reason”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	One and one-half times the sum of their base salary plus target MIP award, payable in 18 equal monthly payments for Mr. Randolfi, Mr. Beard and Ms. Boden Holland and one times the sum of base salary plus target MIP award, payable in 12 equal monthly payments for Ms. Cox.
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	18 months of continued health benefit plan coverage for Ms. Boden Holland and Mr. Beard and Mr. Randolfi and 12 months for Ms. Cox at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 9 months for Mr. Randolfi, Mr. Beard and Ms. Boden Holland and 6 months for Ms. Cox.

In addition, the employment arrangements provide that if such termination occurs within 12 months of a “change-incontrol”, and the NEO executes a release of claims, then the NEO will be entitled to the following benefits:

●	Two times the sum of their base salary plus target MIP award, payable in 24 equal monthly payments for Mr. Randolfi, Mr. Beard and Ms. Boden Holland and one and one-half times the sum of base salary plus target MIP award payable in 18 months for Ms. Cox.
●	A pro-rated MIP award (if employed for at least six months in the fiscal year during which termination occurs) based on actual performance for the relevant fiscal year, paid in a lump sum at the time MIP awards are paid to other employees;
●	24 months of continued health benefit plan coverage for Ms. Boden Holland, Mr. Beard and Mr. Randolfi and 18 months for Ms. Cox at active employee rates following the termination date; and
●	Access to a senior executive level outplacement program for 12 months and 9 months for Ms. Cox.

For purposes of all employment agreements:

●	“cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform duties as reasonably directed by the CEO, (iii) the NEO’s gross negligence or willful misconduct with respect to the performance of the NEO’s duties under the employment agreement, (iv) obtaining any personal profit not fully disclosed to and approved by Adtalem’s Board in connection with any transaction entered into by, or on behalf of, Adtalem, or (v) any other material breach of the employment agreement or any other agreement between the NEO and Adtalem;
●	“change-in-control” shall have the meaning set forth in the 2013 Incentive Plan; and
●	“good reason” means, without the NEO’s consent, (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary, MIP target or employee benefits except for across-the-board changes for executives at the NEO’s level, (iii) exclusion from executive benefit/compensation plans, (iv) material breach of the employment agreement that Adtalem has not cured within 30 days after the NEO has provided Adtalem notice of the material breach which shall be given within 60 days of the NEO’s knowledge of the occurrence of the material breach, or (v) resignation in compliance with securities, corporate governance or other applicable law (such as the US Sarbanes-Oxley Act) as specifically applicable to the NEO. For Mr. Beard and Ms. Boden Holland, the definition of “good reason” also includes, without the NEO’s consent, requiring the NEO to relocate to an employment location more than 50 miles from the NEO’s current employment location.

EQUITY AWARD PLANS

The equity award agreements under which options, RSUs and PSUs are held by employees, including the NEOs, provide for the immediate vesting of unvested options and RSUs and of PSUs at the target levels in the event of a change-in-control of Adtalem. The provisions of the equity award agreements under which options, RSUs and PSUs were granted to employees, including the NEOs, provide the following:

●	If the participant’s employment is terminated due to death or disability (as defined in the agreement), options will become fully vested and exercisable for the remaining term of the option, RSUs will fully vest, and PSUs will continue to vest in accordance with their terms.
●	If the participant’s employment terminates due to mutual agreement, the participant will be credited with one additional year of service for the purpose of determining vesting of options, RSUs and PSUs. The participant’s options will remain exercisable until the earlier of one year from termination or the expiration of the term of the option. PSUs that vest following a termination will be paid out when paid out to other PSU recipients.

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●	If the participant’s employment terminates due to retirement, options will continue to vest and be exercisable, and RSUs and PSUs will continue to vest in accordance with their respective terms. Retirement means the participant’s termination without cause after age 55 when the sum of his or her age and full years of service equals or exceeds 65.

In August 2017, the Board adopted double-trigger vesting of equity awards as part of the 2013 Incentive Plan. In November 2017, Adtalem’s shareholders approved the 4th Amended 2013 Incentive Plan. As a result, vesting of equity awards granted since November 2017 (the “Awards”) will accelerate upon a change-in-control only in the event Adtalem (or its successor) ceases to be publicly traded, or the successor to Adtalem fails to assume outstanding Awards or to issue new awards in replacement of outstanding Awards. Under the new double-trigger vesting rules, newly issued Awards will vest if a participant is terminated without cause or resigns for good reason within two years following a change-in-control. All Awards issued prior to shareholder approval in November 2017 will continue to have a single-trigger vesting rules as described above.

2020 Potential Severance Payments

The tables set forth below quantify the additional benefits as described above that would be paid to each NEO under the following termination of employment or change-in-control events, had such an event occurred on June 30, 2020.

TERMINATION OF EMPLOYMENT — NO CHANGE-IN-CONTROL

Name:	Lisa W. Wardell	Michael O. Randolfi	Stephen W. Beard	Kathy Boden Holland	Karen S. Cox	Patrick J. Unzicker(1)	Mehul R. Patel(2)
Salary:	$1,100,000	900,000	900,030	888,375	438,600	787,969	—
MIP Target Amount:	$—	609,836	720,024	621,863	263,160	551,578	—
Pro-Rated MIP:	$1,198,082	354,640	562,723	378,611	249,660	—	—
Continued Health Coverage:	$—	23,490	26,226	23,490	12,468	25,140	—
Outplacement Services:	$—	15,000	15,000	11,250	7,500	—	—
TOTAL	$2,298,082	1,902,966	2,224,003	1,923,589	971,388	1,364,687	—

(1)	Represents the actual value of termination payments made to Mr. Unzicker in connection with his separation from the Company in August 2019.
(2)	Mr. Patel received no compensation in connection with his voluntary separation from the Company in February 2020.

TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE-IN-CONTROL

Name:	Lisa W. Wardell	Michael O. Randolfi	Stephen W. Beard	Kathy Boden Holland	Karen S. Cox
Salary:	$2,200,000	1,200,000	1,200,040	1,184,500	657,900
MIP Target Amount:	$1,166,843	813,115	960,032	829,150	394,740
Pro-Rated MIP:	$—	354,640	562,723	378,611	249,660
Continued Health Coverage:	$—	31,320	34,968	31,320	18,702
Outplacement Services:	$—	20,000	20,000	15,000	11,250
Value of Vesting of Unvested Stock Options, RSUs and PSUs (1)	$6,806,729	1,794,552	764,670	903,662	320,534
TOTAL	$10,173,572	4,213,627	3,542,433	3,342,243	1,652,786

(1)	The value of the unvested stock options is based on the difference between the exercise price and $31.15 (the closing market price of the Common Stock on June 30, 2020). The value of the RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2020. PSUs vest at the target level.

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CHANGE-IN-CONTROL — NO TERMINATION OF EMPLOYMENT

Name:	Lisa W. Wardell	Michael O. Randolfi	Stephen W. Beard	Kathy Boden Holland	Karen S. Cox
Value of Vesting of Unvested Stock Options, RSUs and PSUs(1):	$6,806,729	$1,794,552	$764,670	$903,662	$320,534

(1)	The value of the unvested stock options is based on the difference between the exercise price and $31.15 (the closing market price of the Common Stock on June 30, 2020). The value of RSUs and PSUs is based on the closing market price of the Common Stock on June 30, 2020. PSUs vest at target level.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of all our employees (except our CEO) and the ratio of the annual total compensation of our President and CEO, Ms. Wardell, as disclosed in the 2020 Summary Compensation Table, to the annual total compensation of our median employee.

In 2020, we identified the median employee by comparing the annual salary rate of pay for all individuals, excluding our CEO, who were employed by Adtalem on June 30, 2020 using information from our company payroll system. We included all full-time and part-time employees, including adjunct faculty and federal work-study student workers, but did not include independent contractors and leased workers. Compensation was annualized for all employees who were hired by us in fiscal year 2020 but did not work for us for the entire year. No annualization was applied to any adjunct faculty or federal work-study student workers as permitted under the rules. Fiscal year 2020 annual total compensation for the median was calculated in the same manner as reflected in the 2020 Summary Compensation Table for our CEO.

Based on the methodology described above, we have determined that our estimation of the fiscal year 2020 annual total compensation of our median employee was $55,192 and our estimation of the ratio of our CEO’s fiscal year 2020 annual total compensation to the fiscal year 2020 annual total compensation of our median employee is 126:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The CEO pay ratio reported by other companies may not be comparable to our CEO pay ratio reported above, because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices.

2020 Proxy Statement      67

Voting Securities and Principal Holders

EQUITY COMPENSATION PLAN INFORMATION

Adtalem currently maintains two equity compensation plans: the Amended and Restated Incentive Plan of 2005 (the “2005 Incentive Plan”) and the 2013 Incentive Plan. Adtalem’s shareholders have approved each of these plans.

The following table summarizes information, as of June 30, 2020, relating to these equity compensation plans under which Adtalem’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, awards, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)(2)
Equity compensation plans approved by	2,207, 603	$31.95	4,374,281
security holders
Equity compensation plans not approved by	—	—	—
security holders
Total	2,207,603	$31.95	4,374,281

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options and other equity awards granted under the shareholder-approved 2005 Incentive Plan (133,658 shares) and the 2013 Incentive Plan (2,073,945 shares).
(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options or stock appreciation rights and other equity awards granted in the future under the 2013 Incentive Plan. All of the shares remaining available for the grant of future awards of options, warrants and rights are available under the 2013 Incentive Plan. No new awards may be granted under the 2005 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by Adtalem to own beneficially more than 5% of our Common Stock, in each case as of September 30, 2020, except as otherwise noted.

Name	Amount and Nature of Beneficial Ownership		Percentage Ownership(1)
BlackRock, Inc.	6,301,871	(2)	12%
The Vanguard Group	4,968,273	(3)	9.5%
Dimensional Fund Advisors LP	4,580,259	(4)	8.8%
WEDGE Capital Management L.L.P.	3,008,121	(5)	5.7%

(1)	The percentage of beneficial ownership is based on 52,088,658 shares of Common Stock outstanding as of September 30, 2020.
(2)	The information shown was provided by BlackRock, Inc. in a Schedule 13G/A it filed with the SEC on February 4, 2020, indicating its beneficial ownership as of December 31, 2019 of 6,301,871 shares. BlackRock reported that it has sole voting power over 6,167,515 of these shares and sole dispositive power over all of these shares. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)	The information shown was provided by The Vanguard Group in a Schedule 13G/A it filed with the SEC on February 12, 2020, indicating its beneficial ownership as of December 31, 2019 of 4,968,273 shares. The Vanguard Group reported that it has sole voting power over 53,655 of these shares, shared voting power over 12,952 of these shares, sole dispositive power over 4,909,925 of these shares and shared dispositive power over 58,348 of these shares. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

68     Adtalem Global Education Inc.

Voting Securities and Principal Holders

(4)	The information shown was provided by Dimensional Fund Advisors LP in a Schedule 13G/A it filed with the SEC on January 16, 2020, indicating its beneficial ownership as of December 31, 2019 of 4,580,259 shares. Dimensional Fund Advisers reported that it has sole voting power over 4,502,782 of these shares and sole dispositive power over all of these shares. The address of the principal business office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(5)	The information shown was provided by WEDGE Capital Management L.L.P. in a Schedule 13G/A it filed with the SEC on February 13, 2019, indicating its beneficial ownership as of December 31, 2019 of 3,008,121 shares. WEDGE Capital Management L.L.P. reported that it has sole voting power over 2,421,494 of these shares and sole dispositive power over all of these shares. The address of the principal business office of WEDGE Capital Management L.L.P. is 301 S. College Street, Suite 3800, Charlotte, North Carolina 28202.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each director of Adtalem, (2) each NEO listed on page 37, and (3) all directors and executive officers of Adtalem as a group, in each case as of September 30, 2020. Adtalem believes that each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person, except as otherwise noted. Unless otherwise indicated, the address of each beneficial owner in the table below is care of Adtalem Global Education Inc. 500 West Monroe Street, Suite 2800, Chicago, Illinois 60661.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options and RSUs(1)	Stock Options Exercisable as of September 30, 2020 and PSUs and RSUs Scheduled to Vest within 60 days of September 30, 2020(1)	Total Common Stock Beneficially Owned	Percentage Ownership(2)
Non-Employee Directors
William W. Burke	4,313	3,940	8,253	*
Donna J. Hrinak	1,739	3,940	5,679	*
Georgette Kiser	2,230	3,940	6,170	*
Lyle Logan	19,789	3,940	23,729	*
Michael W. Malafronte	—	—	—	*
Sharon L. O’Keefe(3)	—	—	—	*
Kenneth J. Phelan(3)	—	—	—	*
James D. White	5,804	3,940	9,744	*
Named Executive Officers
Lisa W. Wardell	230,367	579,457	809,824	1.6
Michael O. Randolfi	44,423	6,737	51,160	*
Stephen W. Beard	4,318	13,124	17,442	*
Kathy Boden Holland	8,093	12,587	20,680	*
Karen S. Cox	1,379	6,505	7,884	*
Patrick J. Unzicker(4)	—	—	—	*
Mehul R. Patel(5)	—	—	—	*
All directors and executive officers as a group (20 Persons)	379,201	792,177	1,171,378	2.2

*	Represents less than 1% of the outstanding Common Stock.
(1)	“Common Stock Beneficially Owned Excluding Options and RSUs” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable as of September 30, 2020 and PSUs and RSUs that are scheduled to vest within 60 days after September 30, 2020 are shown separately in the “Stock Options Exercisable as of September 30, 2020 and PSUs and RSUs Scheduled to Vest within 60 days of September 30, 2020” column.
(2)	In accordance with SEC rules, the securities reflected in the “Stock Options Exercisable as of September 30, 2020 and PSUs and RSUs Scheduled to Vest within 60 days of September 30, 2020” column are deemed to be outstanding for purposes of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The percentages of beneficial ownership set forth below are calculated as of September 30, 2020 based on outstanding shares of 52,088,658.
(3)	Ms. O’Keefe and Mr. Phelan were appointed to the Board effective April 29, 2020.
(4)	Mr. Unzicker resigned effective August 30, 2019.
(5)	Mr. Patel resigned effective February 29, 2020.

2020 Proxy Statement     69

Additional Information

VOTING INSTRUCTIONS

You may vote shares of Common Stock that you owned as of September 30, 2020, which is the record date for the Annual Meeting. You may vote the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUALLY
In the United States or Canada, you can vote your shares by calling 1-800-690-6903	You can vote your shares online at www.proxyvote.com	You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/ ATGE2020.

For telephone and internet voting, you will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Telephone and internet voting are available through 11:59 p.m. Eastern Time on Monday, November 16, 2020.

Attending the Annual Meeting

To join the Annual Meeting, login at www.virtualshareholdermeeting.com/ATGE2020. You will need the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. The Annual Meeting will begin at 8:30 a.m. Central Standard Time. Online check-in will be available beginning at 8:15 a.m. Central Standard Time to allow for shareholders to log in and test the computer audio system. Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at for at least thirty (30) days after the meeting concludes.

Voting at the Annual Meeting

The way you vote your shares prior to the Annual Meeting will not limit your right to change your vote at the Annual Meeting if you attend virtually and vote by ballot. If you hold shares in street name and you want to vote at the Annual Meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner, on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker or other intermediary for specific instructions on how to obtain a legal proxy.

Record Date

You may vote all shares of Common Stock that you owned as of the close of business on September 30, 2020, which is the record date for the Annual Meeting. On the record date, we had 52,088,658 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

70     Adtalem Global Education Inc.

Additional Information

Submitting A Question at the Annual Meeting

You may submit a question before the meeting or during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/ATGE2020. If your question is properly submitted, we intend to respond to your question during the Annual Meeting. Questions on similar topics will be combined and answered together.

Technical Difficulties During the Annual Meeting

If we experience technical difficulties during the Annual Meeting (e.g. a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later date (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/ATGE2020.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual shareholder meeting website: www.virtualshareholdermeeting.com/ATGE2020.

Ownership of Shares

You may own shares of Common Stock in one or more of the following ways:

●

Directly in your name as the shareholder of record, including shares purchased through our Colleague Stock Purchase Plan or restricted stock unit awards issued to employees under our long-term incentive plans.

●	Indirectly through a broker, bank or other intermediary in “street name.”
●	Indirectly through the Adtalem Stock Fund of our Retirement Plan.

Your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted at the Annual Meeting if you:

●	Submit a written revocation to our General Counsel and Corporate Secretary,
●	Submit a later-dated proxy or voting instruction form,
●	Provide subsequent telephone or Internet voting instructions, or
●	Vote virtually at the Annual Meeting.

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted by the proxy committee appointed by the Board (and each of them, with full powers of substitution) in accordance with the Board’s recommendation. With respect to any other matters properly presented at the Annual Meeting, the proxy committee appointed by the Board (and each of them, with full powers of substitution) will vote in accordance with the Board’s recommendation, or if no recommendation is given, in their own discretion.

VOTING INFORMATION

Effect of Not Casting Your Vote

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” matter on this year’s Annual Meeting agenda is Proposal No. 2 (Ratify selection of PwC as independent registered public accounting firm).

2020 Proxy Statement     71

Additional Information

If you hold your shares in street name, and you wish to have your shares voted on all matters in this Proxy Statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any matters with the exception that your broker may vote in its discretion on Proposal No. 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the proposals at the Annual Meeting, which will have no the effect on the outcome.

If you are the holder of record of your shares, if you return your proxy to us by any of these means outlined above under the heading “Voting Instructions” without choices for each proposal, the proxy committee appointed by the Board will vote your shares on the unmarked proposals in the same proportion as shares for which instructions have been received. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the Annual Meeting for purposes of a quorum.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Annual Meeting, either virtually or by proxy. For the 2020 Annual Meeting, to elect directors and adopt the other proposals, the following votes are required under our governing documents and Delaware corporate law:

	PROPOSAL	VOTE REQUIRED	EFFECT OF ABSTENTION	EFFECT OF BROKER NON-VOTE*
1	Election of directors	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
2	Ratify selection of PwC as independent registered public accounting firm*	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome
3	Advisory vote to approve the compensation of our named executive officers**	Approval of the majority of shares represented at the Annual Meeting	Treated as vote against	No effect on the outcome

*	A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote” above, your broker may vote in its discretion only on Proposal No. 2, ratify selection of PwC as independent registered public accounting firm. Because brokers are entitled to vote on Proposal No. 2 without voting instructions from the beneficial owner, there will be no broker non-votes on this proposal.
**	Advisory/Non-binding. In accordance with Adtalem’s Restated Certificate of Incorporation, a majority of the shares represented at the Annual Meeting must be voted “FOR.” Notwithstanding the foregoing, Adtalem will take into account the weight of investor support for the compensation for its NEOs based on the percentage of shares that are present at the meeting or represented by proxy at the meeting and entitled to vote on the proposal that have voted “FOR” the proposal. In evaluating the weight of investor support for the compensation of Adtalem’s NEOs, abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote’s outcome.

PROXY SOLICITATION

Officers and other employees of Adtalem may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet without additional compensation. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Adtalem also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Adtalem will reimburse these intermediaries for reasonable out-of-pocket expenses. We have hired Alliance Advisors to help us distribute and solicit proxies. Adtalem will pay them $24,000 plus expenses for these services. Adtalem will pay the cost of all proxy solicitation.

72     Adtalem Global Education Inc.

Additional Information

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2021 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act must be received by Adtalem no later than June 17, 2021, to be eligible for inclusion in the proxy statement and form of proxy for the meeting. Any such proposal also must meet the other requirements of the rules of the SEC relating to shareholder proposals. Also, under Adtalem’s By-Laws, other proposals and director nominations by shareholders that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by Adtalem in the form of a written notice, directed to the attention of Adtalem’s General Counsel and Corporate Secretary, not later than August 19, 2021. The notice must contain the information required by the By-Laws.

AVAILABILITY OF FORM 10-K

A copy of Adtalem’s 2020 Annual Report on Form 10-K (including the financial statements and financial statement schedules), as filed with the SEC, may be obtained without charge upon written request to the attention of Adtalem’s General Counsel and Corporate Secretary at Adtalem Global Education Inc., 500 West Monroe Street, Suite 2800, Chicago, IL 60661. A copy of Adtalem’s Form 10-K and other periodic filings also may be obtained on Adtalem’s investor relations website at investors.adtalem.com/financials/sec-filing and from the SEC’s EDGAR database at www.sec.gov.

HOUSEHOLDING

Adtalem delivers only one Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report to multiple shareholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Adtalem will, upon written or oral request, promptly deliver a separate copy of the Notice of Annual Meeting and Proxy Statement and 2020 Annual Report to a shareholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address, or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or calling 1-866-540-7095.

OTHER BUSINESS

The Board is aware of no other matter that will be presented for action at this Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the proxy committee will vote and act according to their best judgment.

By Order of the Board of Directors

Chaka M. Patterson
General Counsel and Corporate Secretary

2020 Proxy Statement     73

Appendix A – Summary of Special Items Excluded for Performance Assessment

The Compensation Committee has the discretion to adjust the financial inputs used in calculating the target award percentages for the MIP and long-term incentive plans. The Compensation Committee evaluates potential adjustments using the following framework:

1.	Align treatment with shareholders’ view of results;
2.	Encourage management to make the best long-term decisions for Adtalem’s stakeholders; and
3.	Remain generally consistent with past practice.

Return on Invested Capital (“ROIC”), which is used as a performance threshold for PSUs granted in fiscal years 2018, 2019 and 2020 and is expressed as a percentage, is calculated as Adjusted Net Income divided by the average of the beginning and ending balances of the summation of Long-term Debt and Shareholders’ Equity.

RECONCILIATION OF FISCAL YEAR 2020 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2020, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC, and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net (Loss) Income and Earnings per Share for the following special items:

●

Exclusion of restructuring charges primarily related to the sale of Becker Professional Education’s courses for healthcare students, Adtalem’s home office and ACAMS real estate consolidations and workforce reductions across the organization, which were not primarily related to COVID-19;

●	Exclusion of a gain related to the sale of Adtalem’s Columbus, Ohio campus facility;
●

Exclusion of a gain on the deal-contingent foreign currency hedge arrangement entered into in connection with the sale of Adtalem Brazil to economically hedge the Brazilian Real denominated purchase price through mitigation of the currency exchange rate risk;

●	Exclusion of adjustments to the income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017;
●	Exclusion of a net tax benefit for a former subsidiary investment loss;
●	Exclusion of discontinued operations including the operations of Adtalem Brazil, Carrington College and DeVry University; and
●

Inclusion of the first three quarter of income for actual performance of Adtalem Brazil prior to its sale in April 2020 and three months of forecasted income of Adtalem Brazil to annualize Adtalem Brazil’s results (for ROIC payout only).

A-1     Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net Loss, as reported	$(85,334)	$(1.58)
Exclusions:
Restructuring charges (pretax)	$28,628	$0.53
Gain from real estate sale (pretax)	$(4,779)	$(0.09)
Gain on derivative (pretax)	$(110,723)	$(2.05)
Tax Cuts and Jobs Act of 2017	$(2,230)	$(0.04)
Net tax benefit for a former subsidiary investment loss	$(25,668)	$(0.47)
Income tax impact of above exclusions	$(5,648)	$(0.10)
Discontinued operations (after tax)	$329,315	$6.09
Net Income, as adjusted for determination of MIP payout	$123,541	$2.28
Inclusion of Adtalem Brazil	$26,341
Net Income, as adjusted for determination of ROIC	$149,882
Long-term Debt and Shareholder’s Equity:
Fiscal year 2020, as reported	$1,604,421
Fiscal year 2019, as reported	$1,798,530
Average for determination of ROIC	$1,701,476
ROIC	8.8%

FISCAL YEAR 2020 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

(in thousands, except per share amounts)
Net cash provided by operating activities-continuing operations	$149,565
Capital Expenditures	$(44,137)
Free Cash Flow (“FCF”)	$105,428
Inclusion of Adtalem Brazil	$34,714
FCF, as adjusted for determination of FCF	$140,142
Diluted shares	$54,094
FCF per Share	$2.59

RECONCILIATION OF FISCAL YEAR 2019 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2019, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC, and Adjusted Earnings per Share, which is a performance metric factoring in the determination of MIP payouts, were adjusted from reported Net Income and Earnings per Share for the following special items:

●	Exclusion of restructuring charges, including asset write-offs, primarily related to the closing of the Ross University School of Medicine campus in Dominica, and real estate consolidations and workforce reductions at Adtalem Brazil and Adtalem’s home office;
●	Exclusion of insurance settlement gain related to the final proceeds received for damages from Hurricanes Irma and Maria at American University of the Caribbean School of Medicine and Ross University School of Medicine;
●	Exclusion of a gain related to a lawsuit settlement against the Adtalem Board;
●	Exclusion of adjustments to the preliminary income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017 and tax charges relating to the sale of DeVry University;
●	Exclusion of discontinued operations including the operations of Carrington College and DeVry University; and
●	Exclusion of the results of OCL acquired in the second half of fiscal year 2019 (for MIP payout only).

2020 Proxy Statement   A-2

Appendix A – Summary of Special Items Excluded for Performance Assessment

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net Income, as reported	$95,168	$1.60
Exclusions:
Restructuring charges (pretax)	$55,925	$0.94
Settlement gains (pretax)	$(26,178)	$(0.44)
Tax Cuts and Jobs Act of 2017 and tax charges relating to divestiture of
DeVry University	$3,584	$0.06
Income tax impact of above exclusions	$(1,732)	$(0.03)
Discontinued operations (after tax)	$40,443	$0.68
Net Income, as adjusted for determination of ROIC	$167,210	$2.82
Net Loss from OCL acquired in the second half of fiscal year 2019	$944	$0.02
Net Income, as adjusted for determination of MIP payout	$168,154	$2.84
Long-term Debt and Shareholder’s Equity:
Fiscal year 2019, as reported	$1,798,530
Fiscal year 2018, as reported	$1,819,286
Average for determination of ROIC	$1,808,908
ROIC	9.2%

A-3   Adtalem Global Education Inc.

Appendix A – Summary of Special Items Excluded for Performance Assessment

FISCAL YEAR 2019 FCF PER SHARE FOR PERFORMANCE ASSESSMENTS

(in thousands, except per share amounts)
Net cash provided by operating activities-continuing operations	$226,449
Capital Expenditures	$(64,751)
Free Cash Flow (“FCF”)	$161,698
Diluted shares	59,330
FCF per Share	$2.73

RECONCILIATION OF FISCAL YEAR 2018 ADJUSTED NET INCOME AND EARNINGS PER SHARE FOR PERFORMANCE ASSESSMENTS TO REPORTED NET INCOME AND EARNINGS PER SHARE

For fiscal year 2018, Adtalem’s calculation of Adjusted Net Income, which is a performance metric factoring in ROIC, and Adjusted Earnings per Share, which is a performance metric factoring in determination of MIP payouts, were adjusted from reported Net Income and Earnings per Share for the following special items:

●	Exclusion of restructuring charges related to real estate consolidations and workforce reductions at DeVry University, Carrington College, the medical and veterinary schools, Becker Professional Education and Adtalem’s home office to align its cost structure with operating changes;
●	Exclusion of income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017;
●	Exclusion of a net tax benefit for the loss on Adtalem’s investment in Carrington College;
●	Exclusion of deductibles on insurance policies resulting from Hurricanes Irma and Maria affecting operations at American University of the Caribbean School of Medicine and Ross University School of Medicine; and
●	Exclusion of separation costs incurred for the pending sale of DeVry University.

The following table reconciles these adjustments to the most directly comparable GAAP information:

	in thousands	per share
Net Income, as reported	$33,769	$0.54
Exclusions:
Restructuring charges (pretax)	$23,804	$0.38
Tax Cuts and Jobs Act of 2017	$103,878	$1.67
Net tax benefit on Carrington College investment loss	$(48,903)	$(0.79)
Asset impairment charges (pretax)	$96,013	$1.54
Income tax impact of above exclusions	$(41,011)	$(0.66)
Hurricane deductibles (after tax)	$11,567	$0.19
DeVry University separation costs (after tax)	$11,154	$0.18
Adjusted Net Income	$190,271	$3.06
Long-term Debt and Shareholder’s Equity:
Fiscal year 2018, as reported	$1,819,286
Fiscal year 2017, as reported	$1,794,039
Average for determination of ROIC	$1,806,663
ROIC	10.5%

2020 Proxy Statement   A-4

CORPORATE INFORMATION

Home Office
Adtalem Global Education Inc.
500 West Monroe Street, Suite 2800
Chicago, IL 60661
866-374-2678
www.adtalem.com

Transfer Agent and Registrar
Computershare Investor Services, L.L.C.
462 South 4th Street Suite 1600
Louisville, KY 40202
312-588-4189

Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP
One North Wacker Drive
Chicago, Illinois 60606

Financial Information and Reports
Adtalem routinely issues press releases and quarterly and annual financial reports. To receive this information please write to us at: Adtalem Global Education Inc., Investor Relations, 500 West Monroe Street, Suite 2800, Chicago, IL 60661, call 312-588-4189 or visit the “Investor Relations” section of our website at www.adtalem. com. A copy of Adtalem Global Education Inc. 2020 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission will be furnished to stockholders without charge (except charges for providing exhibits) upon request to the Company. Analysts and investors seeking additional information about the Company can contact Investor Relations at 312-588-4189.

Investor Relations
Maureen Resac
Vice President, Investor Relations
312-651-1481

Annual Meeting
The annual meeting of shareholders of Adtalem Global Education Inc. will be held entirely online on Tuesday, November 17, 2020 at 8:30 a.m. Central Standard Time at: www.virtualshareholdermeeting.com/ATGE2020.

Annual Mailing
Holders of common stock of record at the close of business on September 30, 2020 are entitled to vote at the meeting. A notice of meeting, proxy statement and proxy card and/or voting instructions were provided to shareholders with this Annual Report.

Common Stock
Adtalem’s stock is traded on the New York Stock Exchange and the NYSE Chicago under the symbol ATGE.

Corporate Governance
To review the Company’s corporate governance guidelines, Board committee charters and code of conduct and ethics, please visit the “Organizational Governance” section on the “Investor Relations” page of our website at www.adtalem.com.

ADTALEM GLOBAL EDUCATION INC.
500 WEST MONROE STREET, SUITE 2800
CHICAGO, IL 60661
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 16, 2020 for shares held directly and by 11:59 P.M. Eastern Time on November 12, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/ATGE2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 16, 2020 for shares held directly and by 11:59 P.M. Eastern Time on November 12, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25769-P44625	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ADTALEM GLOBAL EDUCATION INC.				For	Withhold	For All
The Board of Directors recommends that you vote FOR all of the nominees listed in Item 1.				All	All	Except
				☐	☐	☐
1.	Election of Directors
	Nominees:
	01)	William W. Burke	06)	Sharon L. O'Keefe
	02)	Donna J. Hrinak	07)	Kenneth J. Phelan
	03)	Georgette Kiser	08)	Lisa W. Wardell
	04)	Lyle Logan	09)	James D. White
	05)	Michael W. Malafronte
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
2.	Ratify selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐
3.	Say-on-pay: Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign. When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D25770-P44625
PROXY	ADTALEM GLOBAL EDUCATION INC. Annual Meeting of Shareholders November 17, 2020, 8:30 AM Central Standard Time	PROXY

Via live webcast at www.virtualshareholdermeeting.com/ATGE2020.
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Chaka M. Patterson and Michael O. Randolfi as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of Adtalem Global Education Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, November 17, 2020, or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/ATGE2020.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted "FOR ALL" in Item 1 and "FOR" Items 2 and 3.

The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.

(Continued and to be signed on reverse side.)